Exhibit 10.9

Private & Confidential

LOAN AGREEMENT

for a

Loan of up to US$135,000,000

to

FONTVIEILLE SHIPHOLDING LIMITED

and

MONEGHETTI SHIPHOLDING LIMITED

provided by

THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent, Security Agent and Account Bank

BNP PARIBAS (SUISSE) SA

Contents

Clause		Page

1	Purpose and definitions	1

2	The Total Commitment and the Advances	16

3	Interest and Interest Periods	18

4	Repayment and prepayment	20

5	Fees, commitment commission and expenses	23

6	Payments and taxes; accounts and calculations	24

7	Representations and warranties	26

8	Undertakings	31

9	Conditions	38

10	Events of Default	39

11	Indemnities	43

12	Unlawfulness and increased costs	45

13	Security, set-off and pro-rata payments	46

14	Operating Accounts	48

15	Assignment, transfer and lending office	48

16	Arranger, Agent and Security Agent	51

17	Notices and other matters	60

18	Governing law and jurisdiction	62

Schedule 1 The Banks and their Commitments		64

Schedule 2 Form of Drawdown Notice		65

Schedule 3 Documents and evidence required as conditions precedent to the Loan being made		66

Schedule 4 Form of Transfer Certificate		77

Schedule 5 Contract Instalment Advances per Ship		82

Schedule 6 Form of Corporate Guarantee		83

Schedule 7 Form of Pre-delivery Security Assignment		84

Schedule 8 Form of Trust Deed		85

THIS AGREEMENT is dated 23 April 2008 and made BETWEEN:

(1)	FONTVIEILLE SHIPHOLDING LIMITED and MONEGHETTI SHIPHOLDING LIMITED as joint and several Borrowers;

(2)	BNP PARIBAS (SUISSE) SA as Arranger, Agent, Security Agent and Account Bank; and

(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as Banks.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in ten (10) Advances, a loan of up to One hundred and thirty five million Dollars ($135,000,000) for the purpose of financing part of the construction and acquisition cost of the Ships.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means BNP Paribas (Suisse) SA of Switzerland, acting for the purposes of this Agreement through its office at Place de Hollande 2, P.O. Box CH-1211, Geneva, 11 Switzerland (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

“Advance” means each borrowing of a proportion of the Total Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing, it includes (i) each Fontvieille Contract Instalment Advance, (ii) the Fontvieille Delivery Advance, (iii) each Moneghetti Contract Instalment Advance and (iv) the Moneghetti Delivery Advance, and:

(a)	in relation to the Fontvieille Ship and the Fontvieille Tranche, means the Fontvieille Advances; or

(b)	in relation to the Moneghetti Ship and the Moneghetti Tranche, means the Moneghetti Advances,

and “Advances” means any or all of them;

“Agent” means BNP Paribas (Suisse) SA of Switzerland acting for the purposes of this Agreement through its office at Place de Hollande 2, P.O. Box CH-1211, Geneva 11, Switzerland (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks pursuant to clause 16.13 and includes its successors in title;

“Applicable Accounting Principles” means the most recent and up-to-date IFRS applicable at any relevant time;

“Approved Broker” means each of Arrow Research Ltd. of London, England, H. Clarkson & Company Ltd. of London, England, Simpson Spence & Young Ltd. of London, England, and Braemer Seascope Valuations Ltd. of London, England and includes their respective successors in title and “Approved Brokers” means any or all of them;

“Arranger” means BNP Paribas (Suisse) SA of Switzerland acting for the purposes of this Agreement through its office at Place de Hollande 2, P.O. Box CH-1211, Geneva 11, Switzerland (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Balloon Instalment” has, in respect of each Tranche, the meaning ascribed thereto in clause 4.1.1;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Geneva, Athens, Piraeus, Monaco, Antwerp and New York City (or any other relevant place of payment under clause 6);

“Banks” means the banks and financial institutions listed in schedule 1 and includes their respective successors in title and Transferee Banks and “Bank” means any of them;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Borrower; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Borrower,

and “Borrowers” means any or all of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;

“Borrowers’ Shareholders” means, together, Euronav HK and the Bretta Guarantor and “Borrowers’ Shareholder” means either of them;

“Bretta Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Bretta Guarantor in favour of the Security Agent in the form set out in schedule 6;

“Bretta Guarantor” means Bretta Tanker Holdings Inc. of Morgan & Morgan, Calle 53, Urbanizacion Marbella, MM6 Tower, Piso 16, Panama, Republic of Panama and includes its successors in title;

“Builder” means Samsung Heavy Industries Co., Ltd. of Samsung Life Insurance, Seocho Tower 1321-15, Seocho-Dong, Seocho-Gu, Seoul, Korea and includes their successors in title;

“Classification” means, in relation to each Ship, the highest class available for a vessel of her type with the relevant Classification Society or such other classification as the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means, in relation to each Ship, American Bureau of Shipping or such other classification society which the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commitment” means, in relation to each Bank, the amount set out opposite its name in the column headed “Commitment” in schedule 1 and/or, in the case of a Transferee Bank, the amount transferred as specified in the relevant Transfer Certificate, as reduced in each case by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Contract” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Contract; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Contract,

and “Contracts” means any or all of them;

“Contract Assignment Consent and Acknowledgement” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Contract Assignment Consent and Acknowledgement; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Contract Assignment Consent and Acknowledgement,

and “Contract Assignment Consents and Acknowledgements” means any or all of them;

“Contract Instalment Advances”:

(a)	in relation to the Fontvieille Ship and the Fontvieille Tranche, means the Fontvieille Contract Instalment Advances; or

(b)	in relation to the Moneghetti Ship and the Moneghetti Tranche, means the Moneghetti Contract Instalment Advances,

and “Contract Instalment Advance” means any of them;

“Contract Price” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Contract Price; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Contract Price,

and “Contract Prices” means any or all of them;

“Contribution” means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;

“Corporate Guarantees” means, together, the Euronav Guarantee, the Bretta Guarantee and any other corporate guarantee executed by any other person in favour of the Security Agent as security for the obligations of the Borrowers under this Agreement and “Corporate Guarantee” means any of them;

“Corporate Guarantors” means, together, the Euronav Guarantor, the Bretta Guarantor and any other person acceptable to the Banks who may execute or (as the context may require) has executed a Corporate Guarantee and “Corporate Guarantor” means any of them;

“Creditors” means, together, the Arranger, the Agent, the Security Agent, the Account Bank and the Banks and “Creditor” means any of them;

“Deed of Covenant” means;

(a)	in relation to the Fontvieille Ship, the Fontvieille Deed of Covenant; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Deed of Covenant,

and “Deeds of Covenant” means any or all of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery Advance”:

(a)	in relation to the Fontvieille Ship and the Fontvieille Tranche, means the Fontvieille Delivery Advance; or

(b)	in relation to the Moneghetti Ship and the Moneghetti Tranche, means the Moneghetti Delivery Advance,

and “Delivery Advances” means any or all of them;

“Delivery Date” means, in relation to each Ship, the date on which such Ship is delivered to the relevant Borrower in accordance with the relevant Contract;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling during the Drawdown Period for such Advance, on which the relevant Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 2 in respect of such Advance;

“Drawdown Period” means, in relation to each Advance, the period commencing on the date of this Agreement and ending on the relevant Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of the Advances is equal to the Total Commitment or (b) the Total Commitment is reduced to zero pursuant to clauses 4.3, 4.6, 10.2 or 12 or (c) the delivery of the Ship relevant to such Advance takes place under the relevant Contract;

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to a Borrower during the Security Period arising out of the use or operation of such Borrower’s Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Borrower in the event of requisition of such Borrower’s Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Borrower’s Ship;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of any Borrower or any other Relevant Party or any person having a contractual relationship with any Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Euronav Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Euronav Guarantor in favour of the Security Agent in the form set out in schedule 6;

“Euronav Guarantor” means Euronav N.V. of de Gerlachekaai 20, B-2000 Antwerp, Belgium and includes its successors in title;

“Euronav HK” means Euronav Hong Kong Limited of Hong Kong and includes its successors in title;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Fee Letter” means the fee letter of even date herewith executed or (as the context may require) to be executed between (inter alios) the Borrowers, the Corporate Guarantors, the Manager, the Agent and the Arranger;

“First Repayment Date” means, in relation to each Tranche (and subject to clause 6.3), the date falling three (3) months after the Drawdown Date of the Delivery Advance relevant to such Tranche;

“Flag State” means such state or territory designated in writing by the Majority Banks, at the request of a Borrower, as being the “Flag State” of such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Fontvieille Advances” means, together, the Fontvieille Contract Instalment Advances and the Fontvieille Delivery Advance and “Fontvieille Advance” means any of them;

“Fontvieille Borrower” means Fontvieille Shipholding Limited of Room 3206, 32nd floor, Lippo Centre, Tower Two, No. 89 Queensway, Hong Kong and includes its successors in title;

“Fontvieille Contract” means the shipbuilding contract dated 16 April 2008 made between the Fontvieille Borrower and the Builder, as amended by an Addendum No. 1 dated 16 April 2008 and as may be further amended and supplemented from time to time, relating to the construction and sale by the Builder, and the purchase by the Fontvieille Borrower, of the Fontvieille Ship;

“Fontvieille Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Fontvieille Contract given or (as the context may require) to be given by the Builder in the form scheduled to the Fontvieille Pre-delivery Security Assignment;

“Fontvieille Contract Instalment Advance” means, in relation to the Fontvieille Ship, each of the four (4) Advances of the Fontvieille Tranche in the amount of up to $13,500,000, in the case of the first such Advance, and up to $6,750,000, in the case of each of the second, third and fourth such Advances, each made or (as the context may require) to be made available to the Borrowers to finance in part the payment of an instalment of the Fontvieille Contract Price falling due before the Delivery Date of the Fontvieille Ship, in each case as set out in more detail in schedule 5 and “Fontvieille Contract Instalment Advances” means any or all of them;

“Fontvieille Contract Price” means the purchase price for the Fontvieille Ship under the Fontvieille Contract, being Ninety million seven hundred fifty thousand Dollars ($90,750,000) or such other lesser sum in Dollars as may be payable by the Fontvieille Borrower to the Builder pursuant to the Fontvieille Contract as the purchase price for the Fontvieille Ship thereunder;

“Fontvieille Deed of Covenant” means the deed of covenant and/or the general assignment collateral to the Fontvieille Mortgage executed or (as the context may require) to be executed by the Fontvieille Borrower in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;

“Fontvieille Delivery Advance” means an Advance of up to $33,750,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the final instalment of the Fontvieille Contract Price falling due on the Delivery Date of the Fontvieille Ship;

“Fontvieille Management Agreement” means the agreement made or (as the context may require) to be made between the Fontvieille Borrower and the Manager providing (inter alia) for the Manager to manage the Fontvieille Ship;

“Fontvieille Mortgage” means the first priority or (as the case may be) preferred mortgage of the Fontvieille Ship executed or (as the context may require) to be executed by the Fontvieille Borrower in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require and the Borrowers may agree;

“Fontvieille Operating Account” means a Dollar account of the Fontvieille Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Fontvieille Operating Account for the purposes of this Agreement;

“Fontvieille Operating Account Pledge” means the first priority pledge executed or (as the context may require) to be executed between the Fontvieille Borrower and the Security Agent in respect of the Fontvieille Operating Account in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;

“Fontvieille Pre-delivery Security Assignment” means the assignment of the Fontvieille Contract and the Fontvieille Refund Guarantees executed or (as the context may require) to be executed by the Fontvieille Borrower in favour of the Security Agent in the form set out in schedule 7;

“Fontvieille Refund Guarantee” means the letter of guarantee to be issued by The Korea Development Bank as Refund Guarantor in favour of the Fontvieille Borrower in respect of the Builder’s obligations under the Fontvieille Contract and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations pursuant to any agreement supplemental to the Fontvieille Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and “Fontvieille Refund Guarantees” means any or all of them;

“Fontvieille Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Fontvieille Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Fontvieille Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the Fontvieille Pre-delivery Security Assignment (but subject to any changes requested by the relevant Refund Guarantor and agreed by the Agent) and “Fontvieille Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Fontvieille Ship” means the 158,000 dwt crude oil tanker known on the date of this Agreement and during construction as Hull No. 1856 at the Builder’s yard, to be constructed and sold by the Builder to the Fontvieille Borrower pursuant to the Fontvieille Contract and to be registered on its Delivery Date in the ownership of the Fontvieille Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Fontvieille Tranche” means a tranche of the Total Commitment and the Loan of up to Sixty seven million five hundred thousand Dollars ($67,500,000) to be drawn down in five (5) Advances (being the Fontvieille Advances) or (as the context may require) the principal amount thereof outstanding at any relevant time;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Borrower (whether in the sole name of such Borrower, or in the joint names of such Borrower and the Security Agent and/or any other Creditor or otherwise) in respect of such Borrower’s Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to any Advance or Tranche, each period for the calculation of interest in respect of such Advance or, as the case may be, Tranche ascertained in accordance with clauses 3.2 and 3.3;

“ISPS Code” means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of a Ship pursuant to the ISPS Code;

“LIBOR” means, in relation to a particular period;

(a)	the rate for deposits of Dollars for a period equivalent to such period at or around 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) dated August, 2006 (as amended) for Dollars); or

(b)	if on such date no such rate is displayed, LIBOR for such period shall be the rate (rounded upward if necessary to one sixteenth (1/16th) of one per cent) quoted to the Agent by the Reference Bank at the request of the Agent as the Reference Bank’s offered rate for deposits in Dollars in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period to prime banks in the London Interbank Market at or about 11:00 a.m. on the Quotation Date for such period;

“Liquid Assets” means cash in hand or in bank accounts in the name of the Borrowers or any of them (including the Operating Accounts) which are free from Encumbrances (other than the Encumbrances created by the Security Documents);

“Loan” means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

“Majority Banks” means at any relevant time Banks (i) the aggregate of whose Contributions exceeds Fifty point one zero per cent (50.10%) of the Loan or (ii) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds Fifty point one zero per cent (50.10%) of the Total Commitment;

“Management Agreement” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Management Agreement; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Management Agreement,

and “Management Agreements” means any or all of them;

“Manager” means Euronav N.V. of de Gerlachekaai 20, B-2000 Antwerp, Belgium or any other person appointed by a Borrower, with the prior written consent of the Agent (such consent not to be unreasonably withheld and the request for which to be promptly responded to), as the manager of such Borrower’s Ship and includes its successors in title;

“Manager’s Undertakings” means, collectively, the manager’s undertakings and assignments executed or (as the context may require) to be executed by the Manager in favour of the Security Agent and/or any other Creditor in respect of each of the Ships each in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require in and, singly, each a “Manager’s Undertaking”;

“Margin” means One point one zero per cent (1.10%) per annum;

“Moneghetti Advances” means, together, the Moneghetti Contract Instalment Advances and the Moneghetti Delivery Advance and “Moneghetti Advance” means any of them;

“Moneghetti Borrower” means Moneghetti Shipholding Limited of Room 3206, 32nd floor, Lippo Centre, Tower Two, No. 89 Queensway, Hong Kong and includes its successors in title;

“Moneghetti Contract” means the shipbuilding contract dated 16 April 2008 made between the Moneghetti Borrower and the Builder, as amended by an addendum No. 1 dated 16 April 2008 and as may be further amended and supplemented from time to time, relating to the construction and sale by the Builder, and the purchase by the Moneghetti Borrower, of the Moneghetti Ship;

“Moneghetti Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Moneghetti Contract given or (as the context may require) to be given by the Builder in the form scheduled to the Moneghetti Pre-delivery Security Assignment;

“Moneghetti Contract Instalment Advance” means, in relation to the Moneghetti Ship, each of the four (4) Advances of the Moneghetti Tranche in the amount of up to $13,500,000, in the case of the first such Advance, and up to $6,750,000, in the case of each of the second, third and fourth such Advances, each made or (as the context may require) to be made available to the Borrowers to finance in part the payment of an instalment of the Moneghetti Contract Price falling due before the Delivery Date of the Moneghetti Ship, in each case as set out in more detail in schedule 5 and “Moneghetti Contract Instalment Advances” means any or all of them;

“Moneghetti Contract Price” means the purchase price for the Moneghetti Ship under the Moneghetti Contract, being Ninety million seven hundred fifty thousand Dollars ($90,750,000) or such other lesser sum in Dollars as may be payable by the Moneghetti Borrower to the Builder pursuant to the Moneghetti Contract as the purchase price for the Moneghetti Ship thereunder;

“Moneghetti Deed of Covenant” means the deed of covenant and/or the general assignment collateral to the Moneghetti Mortgage executed or (as the context may require) to be executed by the Moneghetti Borrower in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;

“Moneghetti Delivery Advance” means an Advance of up to $33,750,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the final instalment of the Moneghetti Contract Price falling due on the Delivery Date of the Moneghetti Ship;

“Moneghetti Management Agreement” means the agreement made or (as the context may require) to be made between the Moneghetti Borrower and the Manager providing (inter alia) for the Manager to manage the Moneghetti Ship;

“Moneghetti Mortgage” means the first priority or (as the case may be) preferred mortgage of the Moneghetti Ship executed or (as the context may require) to be executed by the Moneghetti Borrower in favour of the Security Agent and/or any other Creditors in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require and the Borrowers may agree;

“Moneghetti Operating Account” means a Dollar account of the Moneghetti Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Moneghetti Operating Account for the purposes of this Agreement;

“Moneghetti Operating Account Pledge” means the first priority pledge executed or (as the context may require) to be executed between the Moneghetti Borrower and the Security Agent in respect of the Moneghetti Operating Account in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require;

“Moneghetti Pre-delivery Security Assignment” means the assignment of the Moneghetti Contract and the Moneghetti Refund Guarantees executed or (as the context may require) to be executed by the Moneghetti Borrower in favour of the Security Agent in the form set out in schedule 7;

“Moneghetti Refund Guarantee” means the letter of guarantee to be issued by The Korea Development Bank as Refund Guarantor in favour of the Moneghetti Borrower in respect of the Builder’s obligations under the Moneghetti Contract and any further guarantee(s) to be issued by a Refund Guarantor in respect of such obligations, pursuant to any agreement supplemental to the Moneghetti Contract, and any extensions, renewals or replacements thereto or thereof, in each case in form and substance acceptable to the Agent (acting on the instructions of the Majority Banks in their sole discretion) and “Moneghetti Refund Guarantees” means any or all of them;

“Moneghetti Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Moneghetti Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Moneghetti Refund Guarantee given or (as the context may require) to be given by a Refund Guarantor, in the form scheduled to the Moneghetti Pre-delivery Security Assignment (but subject to any changes requested by the relevant Refund Guarantor and agreed by the Agent) and “Moneghetti Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Moneghetti Ship” means the 158,000 dwt crude oil tanker known on the date of this Agreement and during construction as Hull No. 1857 at the Builder’s yard, to be constructed and sold by the Builder to the Moneghetti Borrower pursuant to the Moneghetti Contract and to be registered on its Delivery Date in the ownership of the Moneghetti Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Moneghetti Tranche” means a tranche of the Total Commitment and the Loan of up to Sixty seven million five hundred thousand Dollars ($67,500,000) to be drawn down in five (5) Advances (being the Moneghetti Advances) or (as the context may require) the principal amount thereof outstanding at any relevant time;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Mortgage; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Mortgage,

and “Mortgages” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the Drawdown Date of the Delivery Advance for that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Agent pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Operating Account” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Operating Account; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Operating Account,

and “Operating Accounts” means any or all of them;

“Operating Account Pledge” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Operating Account Pledge; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Operating Account Pledge,

and “Operating Account Pledges” means any or all of them;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Permitted Encumbrance” means any Encumbrance in favour of the Creditors or any of them created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to a Ship, any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage, any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Agent) exceeding $4,000,000, and any lien arising by operation of law or in the ordinary course of trading of that Ship;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Pre-delivery Security Assignment” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Pre-delivery Security Assignment; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Pre-delivery Security Assignment,

and “Pre-delivery Security Assignments” means any or all of them;

“Quarterly Debt Service” means, on any relevant day, the sum determined by the Agent in its sole discretion to be the total amount of principal and interest that will fall due under this Agreement in the three (3) month period commencing on such day;

“Quotation Date” means, in relation to any period for which LIBOR is to be determined under this Agreement, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that period;

“Reference Bank” means, in relation to LIBOR, the principal Geneva office of BNP Paribas (Suisse) SA or any other Bank appointed as a Reference Bank pursuant to clause 16.21;

“Refund Guarantee” means:

(a)	in relation to the Fontvieille Ship, any Fontvieille Refund Guarantee; or

(b)	in relation to the Moneghetti Ship, any Moneghetti Refund Guarantee,

and “Refund Guarantees” means any or all of them;

“Refund Guarantee Assignment Consent and Acknowledgement” means:

(a)	in relation to the Fontvieille Ship, any Fontvieille Refund Guarantee Assignment Consent and Acknowledgement; or

(b)	in relation to the Moneghetti Ship, any Moneghetti Refund Guarantee Assignment Consent and Acknowledgement,

and “Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Refund Guarantor” means, in relation to each Refund Guarantee, The Korea Development Bank, Corporate Banking Dept. 1 of 16-3 Yeouido-dong, Yeongdeungpo-gu, Seoul 150-973, Korea and/or any other bank or financial institution acceptable to the Agent in its sole discretion and appointed by the Builder to issue that Refund Guarantee and includes their respective successors in title and “Refund Guarantors” means any or all of them;

“Registry” means, in relation to a Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Regulatory Agency” means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the Code;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means any of the Borrowers, any other Security Party and their respective Related Companies;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Repayment Dates” means, in respect of each Tranche (and subject to clause 6.3), the First Repayment Date in respect of such Tranche and each of the dates falling at three (3) monthly intervals after such First Repayment Date up to and including the earlier of (a) the date falling one hundred and seventeen (117) months after such First Repayment Date and (b) 28 February 2021;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“Security Agent” means BNP Paribas (Suisse) SA acting for the purposes of this Agreement through its offices at Place de Hollande 2, P.O. Box CH-1211, Geneva 11, Switzerland (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks and the Agent pursuant to clause 16.14 and includes its successors in title;

“Security Documents” means this Agreement, the Fee Letter, the Mortgages, the Deeds of Covenant, the Operating Account Pledges, the Manager’s Undertakings, the Corporate

Guarantees, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements, the Refund Guarantee Assignment Consents and Acknowledgements and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or any other Security Party pursuant to this Agreement or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means each Borrower, the Manager, each Corporate Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all monies payable thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time, One hundred and twenty per cent (120%) of the Loan at such time;

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error and/or gross negligence, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2;

“Ship”:

(a)	in relation to the Fontvieille Borrower and/or the Fontvieille Tranche (or any Advance thereof), means the Fontvieille Ship; or

(b)	in relation to the Moneghetti Borrower and/or the Moneghetti Tranche (or any Advance thereof), means the Moneghetti Ship,

and “Ships” means any or all of them;

“Ship Security Documents”:

(a)	in relation to the Fontvieille Ship, means the Fontvieille Mortgage, the Fontvieille Deed of Covenant and the Manager’s Undertaking in respect of the Fontvieille Ship; or

(b)	in relation to the Moneghetti Ship, means the Moneghetti Mortgage, the Moneghetti Deed of Covenant and the Manager’s Undertaking in respect of the Moneghetti Ship;

“SMC” means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means:

(a)	in relation to the Fontvieille Tranche (and each Advance thereof), 31 August 2010; or

(b)	in relation to the Moneghetti Tranche (and each Advance thereof), 15 August 2011,

and, in relation to a Tranche, in the event of arbitration proceedings commencing in connection with the Contract relevant to such Tranche (other than as a result of the relevant Borrower’s default under the Contract), with the prior written consent of the Agent (acting on the instructions of ail the Banks) the day falling 365 days after the commencement of such arbitration proceedings (if later than the relevant deadline referred to in paragraphs (a) and (b) above), or such other later day may be agreed in writing by the Agent (acting on the instructions of all the Banks);

“Total Commitment” means, at any relevant time, the aggregate of all the Banks’ Commitments at such time;

“Total Loss” means, in relation to a Ship:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower (or, if prior to the delivery of such Ship to such Borrower, to the Builder) from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within ninety (90) days after the occurrence thereof;

“Tranche” means:

(a)	in relation to the Fontvieille Ship, the Fontvieille Tranche; or

(b)	in relation to the Moneghetti Ship, the Moneghetti Tranche,

and “Tranches” means any or all of them;

“Transfer Certificate” means a certificate in substantially the form set out in schedule 4;

“Transferee Bank” has the meaning ascribed thereto in clause 15.3;

“Transferor Bank” has the meaning ascribed thereto in clause 15.3;

“Trust Deed” means a trust deed in the form, or substantially in the form, set out in schedule 8;

“Trust Property” means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all moneys, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent or any receiver in respect of the same (or any part thereof); and

“Underlying Documents” means, together, the Contracts, the Refund Guarantees and the Management Agreements and “Underlying Document” means any of them.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to Geneva time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Majority Banks

Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of such Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Banks) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each relevant Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6	Banks’ Commitment

For the purposes of the definition of “Majority Banks” in clause 1.2, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.

2	The Total Commitment and the Advances

2.1	Agreement to lend

The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to One hundred and thirty Five million Dollars ($135,000,000) in ten (10) Advances comprising two (2) Tranches, namely, the Fontvieille Tranche and the Moneghetti Tranche. The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the Total Commitment.

2.2	Obligations several

The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations shall not relieve any other Creditor or any Borrower of any of their respective obligations or liabilities under this Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank) under this Agreement.

2.3	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. Each Creditor shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.4	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. (London time) on the third Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period for such Advance, on which the Borrowers propose such Advance is made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable (unless otherwise agreed by the Banks).

2.5	Timing and limitation of Advances

2.5.1	The aggregate amount of the Loan shall not exceed the lower of:

(a)	One hundred and thirty five million Dollars ($135,000,000); and

(b)	the amount in Dollars equal to seventy five per cent (75%) of the aggregate market values of the Ships as determined by the valuations of the Ships obtained in accordance with schedule 3, Part 4,

and each Advance shall, subject to the following provisions of this clause 2.5, be for such amount as is specified in the Drawdown Notice for that Advance.

2.5.2	The aggregate amount of each Tranche shall not exceed the lower of:

(a)	Sixty seven million five hundred thousand Dollars ($67,500,000); and

(b)	seventy per cent (75%) of the Contract Price of the Ship relevant to such Tranche; and

(c)	the amount in Dollars equal to seventy five per cent (75%) of the market value of the Ship relevant to such Tranche as determined by the valuations of that Ship obtained in accordance with schedule 3, Part 4.

2.5.3	The aggregate amount of the four (4) Contract Instalment Advances for each Ship shall not exceed the lower of (1) Thirty three million seven hundred and fifty thousand Dollars ($33,750,000) and (2) seventy five per cent (75%) of the aggregate of the first four (4) instalments of the Contract Price for that Ship, and:

(a)	the first Contract Instalment Advance for a Ship shall not exceed the lower of (i) Thirteen million five hundred thousand Dollars ($13,500,000) and (ii) seventy five per cent (75%) of the first instalment of the Contract Price for that Ship;

(b)	each of the second, the third and the fourth Contract Instalment Advance for a Ship shall not exceed the lower of (i) Six million seven hundred and fifty thousand Dollars ($6,750,000) and (ii) seventy five per cent (75%) of the instalment of the Contract Price for that Ship specified in the second column of schedule 5 opposite the relevant Contract Instalment Advance; and

(c)	each Contract Instalment Advance for a Ship:

(i)	shall be applied in or towards payment to the Builder of part of the relevant instalment of the Contract Price for that Ship specified in the second column of schedule 5 opposite the relevant Contract Instalment Advance;

(ii)	shall be made when such instalment has become due and payable, as specified in more detail in the third column of schedule 5 opposite the relevant Contract Instalment Advance; and

(iii)	shall be paid by the Agent to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant Contract Instalment Advance shall be advanced to the Borrowers directly.

2.5.4	Each Delivery Advance:

(a)	shall not exceed the lower of:

(i)	Thirty three million seven hundred and fifty thousand Dollars ($33,750,000);

(ii)	seventy five per cent (75%) of the fifth instalment of the Contract Price for that Ship;

(iii)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Ship actually drawn down, will produce a figure equal to seventy five per cent (75%) of the Contract Price for that Ship;

(iv)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Ship actually drawn down, will produce a figure equal to seventy five per cent (75%) of the market value of that Ship determined in accordance with the valuation of such Ship obtained pursuant to schedule 3, Part 4; and

(v)	the amount in Dollars which, when added to the aggregate amount of the Contract Instalment Advances for the relevant Ship actually drawn down, will produce a total figure of Sixty seven million five hundred thousand Dollars ($67,500,000);

(b)	shall be applied in or towards payment to the Builder of part of the final instalment of the Contract Price for the relevant Ship;

(c)	shall be made on the Delivery Date of the relevant Ship when the final instalment of the relevant Contract Price has become due and payable; and

(d)	shall be paid by the Agent to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when due, in which case the relevant Delivery Advance shall be advanced to the Borrowers directly.

2.6	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement, the Agent shall promptly notify each Bank and each Bank shall make available to the Agent its portion of the relevant Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the Builder or the Borrowers or any of them (as the case may be) in accordance with clause 6.2 shall satisfy the obligation of the Banks to lend that Advance to the Borrowers under this Agreement.

2.7	Termination of Total Commitment

Any part of the Total Commitment in respect of a Tranche which remains undrawn and uncancelled by the relevant Termination Date shall thereupon be automatically cancelled.

2.8	Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrowers.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrowers shall pay interest on each Tranche in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

The Borrowers may by notice received by the Agent not later than 10:00 a.m. (London time) on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3) months, six (6) months, nine (9) months, twelve (12) months or such other period (shorter than twelve (12) months) as the Borrowers may select and the Agent (acting on the instructions of the Majority Banks) may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:

3.3.1	the first Interest Period in respect of each Advance shall commence on the date on which such Advance is drawn down and each subsequent Interest Period shall commence on the last day of the previous Interest Period for such Advance;

3.3.2	the first Interest Period in respect of each Advance in respect of a Ship (after the first Advance to be drawn down in respect of such Ship) shall end on the same day as the then current Interest Period for the Tranche for such Ship and, on the last day of such Interest Period, such Advances shall be consolidated into, and shall thereafter constitute, the Tranche in respect of such Ship;

3.3.3	if any Interest Period in respect of a Tranche would otherwise overrun a Repayment Date for such Tranche, then, in the case of the last Repayment Date for such Tranche, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Tranche, the relevant Tranche shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date for such Tranche falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Tranche having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.4	if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank.

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)	the Agent shall have determined (which determination shall, in the absence of manifest error or gross negligence, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)	the Reference Bank does not supply the Agent with a quotation for the purposes of calculating LIBOR (where such a quotation is required having regard to paragraph (b) of the definition of “LIBOR” in clause 1.2); or

(c)	the Agent shall have received notification from Banks with Contributions aggregating not less than one-third ( 1⁄3rd) of the Loan (or, prior to the Drawdown Date of the first Advance to be drawn down from Banks with Commitments aggregating not less than one-third ( 1⁄3rd) of the Total Commitment), that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or part thereof or their Contributions for such Interest Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers and to each of the Banks. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the “Alternative Basis”) for maintaining its Contribution. The Alternative Basis may at the relevant Bank’s sole and unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin. The Agent shall calculate the arithmetic mean of the Alternative Bases provided by the relevant Banks (the “Substitute Basis”) and certify the same to the Borrowers and the Banks. The Substitute Basis so certified shall be binding upon the Borrowers, and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply. If the Borrowers do not agree with the Substitute Basis, they are entitled to prepay the Loan in full in accordance with clause 4.2 and the provisions of clauses 4.4 and 4.5 shall apply to any such prepayment.

4	Repayment and prepayment

4.1	Repayment

4.1.1	The Borrowers shall repay each Tranche by forty (40) repayment instalments, one such instalment to be repaid on each of the Repayment Dates for such Tranche. Subject to the provisions of this Agreement, the amount of each of the first to thirty ninth repayment instalments (inclusive) for each Tranche shall be $950,000, and the amount of the fortieth and final repayment instalment for each Tranche shall be $30,450,000 (comprising a repayment instalment of $950,000 and a balloon payment of $29,500,000 (each such balloon payment in relation to a Tranche, the “Balloon Instalment” for that Tranche)).

4.1.2	If the Total Commitment in respect of any Advance relating to a Ship is not drawn down in full, the amount of the repayments instalments in respect of the Tranche for such Ship (including the relevant Balloon Instalment) shall be reduced proportionately.

4.2	Voluntary prepayment

The Borrowers may prepay any Tranche in whole or part (such part being in an amount of Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) on any Interest Payment Date relating to the part of the Tranche to be repaid without premium or penalty.

4.3	Prepayment on Total Loss, sale and transfer

4.3.1	Before first drawdown - Ships/Contracts

On a Ship becoming a Total Loss or on the Contract for a Ship being assigned, transferred or novated to and in favour of any person, in each case before any Contract Instalment Advance for such Ship is drawn down, the obligation of the Banks to advance any Advance for such Ship (or part thereof) shall immediately cease and the Total Commitment shall be reduced by the amount of the Tranche for such Ship.

4.3.2	After first drawdown but prior to Delivery - Contracts

Upon the Contract for a Ship being assigned, transferred or novated to and in favour of any person, in each case after any Contract Instalment Advance for such Ship has been drawn down but prior to the drawing of the Delivery Advance for such Ship, the obligation of the Banks to advance any other Advance (or part thereof) for such Ship shall immediately cease, the Total Commitment shall be reduced accordingly and the Borrowers shall prepay the outstanding Contract Instalment Advances for such Ship in full.

4.3.3	Sale and Total Loss of Ships

(a)	If a Ship is sold in accordance with the relevant Security Documents, or becomes a Total Loss, then the Borrowers shall, on the Disposal Reduction Date for such Ship, prepay the Tranche relevant to such Ship in full (subject to clause 4.3.3(b)).

(b)	Notwithstanding paragraph (a) above, if a Ship is sold in accordance with the relevant Security Documents, or becomes a Total Loss and an Event of Default shall have occurred and be continuing, then the Borrowers shall, on the Disposal Reduction Date for such Ship, prepay such proportion of the Loan as the Banks may require in their absolute discretion.

4.3.4	Consent to sale of Ship

Each Borrower may enter into any agreement to sell its Ship (whether before or after delivery thereof to such Borrower by the Builder) without the prior written consent of the Agent or the other Creditors, if the Borrowers undertake in writing to the Agent that the Borrowers will, upon completion of such sale, comply with their prepayment obligations under this clause 4.3 and any other amounts payable under clause 4.4 as a result of such sale.

4.3.5	Defined terms

For the purposes of this clause 4.3:

(a)	“Disposal Reduction Date” means:

(i)	in relation to a Ship which has become a Total Loss, its Total Loss Reduction Date; and

(ii)	in relation to a Ship which is sold in accordance with the provisions of the relevant Security Documents, the date of completion of such sale (and immediately prior to such completion) by the transfer of title to such Ship to the purchaser in exchange for payment of the relevant purchase price; and

(b)	“Total Loss Reduction Date” means:

(i)	in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:

(A)	the date falling one hundred and eighty (180) days after that on which such Mortgaged Ship became a Total Loss; and

(B)	the date upon which the relevant insurance proceeds are or Requisition Compensation is, received by the relevant Borrower (or the relevant Creditors, as such Borrower’s assignees pursuant to the relevant Ship Security Documents); or

(ii)	in relation to a Ship which has become a Total Loss during construction under the Contract, the date which is the earlier of:

(A)	the date falling one hundred and eighty (180) days after that on which such Ship became a Total Loss; and

(B)	the date upon which the relevant refund is received by the relevant Borrower (or the relevant Creditors, as such Borrower’s assignees pursuant to the relevant Pre-delivery Security Assignment).

4.3.6	Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)	in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower (or, if prior delivery of the Ship to such Borrower, the Builder) of the use of such Ship for more than ninety (90) days, upon the expiry of the period of ninety (90) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.3.7	Application of Total Loss and sale proceeds

Any insurance moneys or Requisition Compensation or proceeds of sale received by the Security Agent or any other Creditors (as the case may be) in respect of such Total Loss or sale of a Mortgaged Ship under the relevant Ship Security Documents, shall be applied in or towards making any prepayment and paying any other moneys required under clauses 4.3 and 4.4 and provided no Event of Default has occurred and is continuing, the balance (if any) shall be paid to the Borrowers.

4.4	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

4.4.1	accrued interest on the amount to be prepaid to the date of such prepayment;

4.4.2	any additional amount payable under clauses 6.6 or 12.2; and

4.4.3	all other sums payable by the Borrowers to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1 and any amounts payable under clause 11.

4.5	Notice of prepayment; reduction of repayment instalments

4.5.1	No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least five (5) Banking Days’ prior written notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable (unless otherwise agreed by the Agent), shall specify the Tranche and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.2	Any amount prepaid pursuant to clause 4.2 in respect of a Tranche shall be applied in reducing the repayment instalments (including the relevant Balloon Instalment) of the relevant Tranche under clause 4.1.1 proportionately.

4.5.3	Any amount prepaid pursuant to clause 4.3.3(b) shall be applied in reducing such Tranches, and in such manner, as the Banks may require in their absolute discretion.

4.5.4	Any amount prepaid pursuant to clause 8.2.1(a) shall be applied in prepayment of all Tranches proportionately as between them and in reduction of the repayment instalments (including the Balloon Instalments) of each Tranche under clause 4.1.1 proportionately.

4.5.5	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement. No amount prepaid under this Agreement may be re-borrowed.

4.6	Cancellation of Commitments

The Borrowers may at any time during the relevant Drawdown Period by notice to the Agent (effective only on actual receipt) cancel, with effect from a date not less than ten (10) days after the receipt by the Agent of such notice, the whole or any part (being Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) of the Total Commitment which is then available for drawing but has not then been borrowed or requested in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable, shall specify the Advance(s) and the amount thereof to be cancelled and upon such cancellation taking effect the Commitment of each Bank shall be reduced proportionately.

5	Fees, commitment commission and expenses

5.1	Fees

The Borrowers shall pay to the Agent:

5.1.1	for the account of each Bank, on each of the dates falling at three (3) monthly intervals after the earlier of (a) the date of this Agreement and (b) 31 May 2008 until the last day of the latest Drawdown Period to elapse, and on such day, commitment commission computed from the earlier of (a) the date of this Agreement and (b) 31 May 2008 (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment), at the rate of zero point four zero per cent (0.40%) per annum on the daily undrawn amount of such Bank’s Commitment; and

5.1.2	for the account of the Agent, an annual agency fee of such amount and payable at such time and in such manner as specified in the Fee Letter;

The fees and commitment commission referred to in clause 5.1 shall be payable by the Borrowers to the Agent, whether or not any part of the Total Commitment is ever advanced and shall be, in each case, non-refundable.

5.2	Expenses

The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses):

5.2.1	reasonably incurred by the Creditors or any of them in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents (including, for the avoidance of doubt, any expenses incurred by the Creditors or any of them in connection with the legal opinions obtained pursuant to schedule 3) and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and the syndication of the Loan; and

5.2.2	incurred by the Creditors or any of them in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all Banks and the Agent shall distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their respective Commitment (if prior to the first drawdown) or Contribution (if following the first drawdown).

6.2	Payment by the Banks

All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) days year.

6.5	Certificates conclusive

Any certificate or determination of the Agent as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error or gross negligence, be conclusive and binding on the Borrowers and on the Banks.

6.6	Grossing-up for Taxes - by the Borrowers

If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7	Loan account

Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent and/or the Security Agent shall maintain a control account (being, in the case of any Mortgage which is in statutory form, the “Account Current” referred to in such Mortgage) showing the Loan and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.8	Agent may assume receipt

Where any sum is to be paid under the Security Documents to the Agent or, as the case may be, the Security Agent for the account of another person, the Agent or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent or, as the case may be, the Security Agent for any and all loss or expense which the Agent or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9	Partial payments

If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Agent, the Security Agent and the Banks under any of the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:

6.9.1	first, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Agent and the Security Agent under any of the Security Documents;

6.9.2	secondly, in or towards payment, on a pro rata basis, of any fees and accrued commitment commission payable to the Arranger, the Agent or any of the other Creditors under, or in relation to, the Security Documents which remain unpaid;

6.9.3	thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest which shall have become due under any of the Security Documents but remains unpaid;

6.9.4	fourthly, in or towards payment to the Banks, on a pro rata basis, of any principal amount which shall have become due but remains unpaid;

6.9.5	fifthly, in or towards payment to the Banks, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

6.9.6	sixthly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis); and

6.9.7	seventhly (but subject to the provisions of each Manager’s Undertaking), in or towards payment of any fees and expenses owing by any of the Borrowers to the Manager pursuant to the relevant Management Agreement.

The order of application set out in clauses 6.9.2 to 6.9.6 may be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Creditor that:

7.1.1	Due incorporation

each of the Borrowers is duly incorporated and validly existing in good standing, under the laws of Hong Kong as a limited liability company and has power to carry on its businesses as they are now being conducted and to own its’ property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the relevant Borrowers’ Security Documents to which it is or is to be a party and to borrow the Total Commitment; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Borrowers enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Borrowers will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or (iv) result in the creation or imposition of or oblige any of the Borrowers to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers, threatened against any of the Borrowers which could have a material adverse effect on the management, operations, results of operations, business, properties, performance, prospects, assets, condition (financial or otherwise) of any of the Borrowers;

7.1.6	No filings required

save for the registration of the Mortgages in the relevant register under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Operating Account Pledges), the choice of (i) the law of the relevant Flag State to govern each Mortgage and (ii) Swiss law to govern the Operating Account Pledges, and the submissions by the Borrowers to the non-exclusive jurisdiction of the English courts or (as the case may be) the Swiss courts, are valid and binding;

7.1.8	No immunity

neither the Borrowers nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement); and

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Borrower to authorise, or required by any Borrower in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is or is to be a party or the performance by each Borrower of its obligations under the Security Documents or the Underlying Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

7.2	Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each Creditor that:

7.2.1	Pari passu

the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower except for obligations which are mandatorily preferred by operation of law and not by contract;

7.2.2	No default under other Indebtedness

none of the Borrowers is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound; and

7.2.3	Information

the information, exhibits and reports furnished by or on behalf of any Security Party to the Creditors or any of them in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

in the Borrowers’ opinion, no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents to which such Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	No Default under Contracts or Refund Guarantees

no Borrower is in default of any of its obligations under the relevant Contract or any of its obligations upon the performance or observance of which depends the continued liability of any Refund Guarantor in accordance with the terms of any Refund Guarantee relating to such Borrower’s Ship;

7.2.7	No Encumbrance in respect of pre-delivery security

no Borrower has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the relevant Contract or any Refund Guarantee relating to such Borrower’s Ship and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

7.2.8	The Ships

each Ship will, on the Drawdown Date of the Delivery Advance relevant to such Ship, be:

(a)	in the absolute ownership of the relevant Borrower who will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;

(b)	registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society except for items which are customarily outstanding on delivery of newbuildings for practical reasons;

7.2.9	Ships’ employment

except as otherwise notified by the Borrower to the Agent and approved by the Agent in writing, on or before the Drawdown Date of the Delivery Advance relevant to a Ship, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;

7.2.10	Freedom from Encumbrances

no Ship, nor its Earnings, Insurances or Requisition Compensation nor the Operating Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of the Delivery Advance relevant to such Ship, subject to any Encumbrance (other than any Permitted Encumbrances);

7.2.11	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent:

(a)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief, their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)	the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief, their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)	neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers’ knowledge and belief, any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.12	No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrowers’ knowledge and belief, threatened against any of the Borrowers or any of the Ships or any other Relevant Party or any other Relevant Ship or to the best of the Borrowers’ knowledge and belief any of their respective Environmental Affiliates;

7.2.13	No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrowers nor, to the best of the Borrowers’ knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.14	No material adverse change

there has been no material adverse change in the management, operations, results of operations, business, properties, performance, prospects, assets or condition (financial or otherwise) of any of the Borrowers or any other Relevant Party, from that described by or on behalf of the Borrowers to the Creditors or any of them in the negotiation of this Agreement;

7.2.15	Copies true and complete

the copies or originals of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents; and such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder;

7.2.16	ISPS Code

on the Drawdown Date of the Delivery Advance for a Ship, the relevant Borrower shall have a valid and current ISSC in respect of that Ship and such Ship shall be in compliance with the ISPS Code;

7.2.17	Borrowers’ own account

in relation to the borrowing by each Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended));

7.2.18	Solvency

(a)	none of the Borrowers is unable, nor admits nor has admitted its inability, to pay its debts or has suspended making payments on any of its debts; and

(b)	none of the Borrowers by reason of actual or anticipated financial difficulties has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; and

7.2.19	Shareholdings

on the date of this Agreement:

(a)	50% of the shares in each of the Borrowers is legally and beneficially owned by Euronav HK and the remaining 50% of the shares in each Borrower is legally and beneficially owned by the Bretta Guarantor;

(b)	the Bretta Guarantor is legally and ultimately beneficially owned by such person or persons, and in such percentages, as have been disclosed by or on behalf of the Borrowers or any other Security Party to the Agent and/or the Arranger in the negotiation of this Agreement;

(c)	Euronav HK is a wholly-owned direct Subsidiary of the Euronav Guarantor; and

(d)	on the date of this Agreement 27.95% of the shares in the Euronav Guarantor is legally and beneficially owned by Saverco NV of Belgium and 20.49% of the shares in the Euronav Guarantor is legally and beneficially owned by Tanklog Holdings Ltd of Cyprus.

7.3	Repetition of representations and warranties

On and as of each Drawdown Date and on each Interest Payment Date, the Borrowers shall:

(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 (except that the representation of clause 7.2.19 shall not be deemed repeated at any time after the date of this Agreement and that the other representations of clause 7.2 shall not be deemed repeated on the Interest Payment Dates) as if made with reference to the facts and circumstances existing on such day; and

(b)	be deemed to further represent and warrant to each of the Creditors that the then latest audited financial statements delivered to the Agent by the Borrowers (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the combined financial position of the Borrowers as at the end of the financial period to which the same relate and the combined results of the operations of the Borrowers for the financial period to which the same relate and, as at the end of such financial period, neither of the Borrowers had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, each Borrower will:

8.1.1	Notice of Default

(a)	promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of the Borrower to perform its obligations under any of the Security Documents or the Underlying Documents to which it is or is to be a party and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent (acting reasonably), confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and

(b)	promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability or rights of any Borrower to make any claims under the Contract or any Refund Guarantee relating to such Borrower’s Ship or which might reduce or release any of the obligations of the Builder under such Contract or of the relevant Refund Guarantor under such Refund Guarantee (as the case may be);

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3	Use of proceeds

use the Loan or, as the case may be, the Advances for the benefit of the Borrowers and exclusively for the purposes specified in clauses 1.1 and 2.5;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements and valuations

prepare or cause to be prepared:

(a)	combined financial statements of the Borrowers in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (starting with the financial year ending on 31 December 2010) and cause the same to be reported on by their respective auditors and, if requested the Agent, unaudited combined financial statements of the Borrowers for each financial half-year (starting with the financial half-year ending on 30 June 2010) on the same basis as the annual statements, and deliver as many copies of the same as the Agent may reasonably require, as soon as practicable, but not later than one hundred and eighty (180) days (in the case of the audited financial statements) or ninety (90) days in the case of the unaudited financial statements) after the end of the financial period for which they relate;

(b)	consolidated financial statements of each Corporate Guarantor and its respective Subsidiaries in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (starting from the financial year ending on 31 December 2008 but, in the case of the Bretta Guarantor, 31 December 2010) and cause the same to be reported on by their respective auditors and deliver as many copies of the same as the Agent may reasonably require, as soon as practicable, but not later than one hundred and eighty (180) days after the end of the financial year to which they relate; and

(c)	at the same time as the Borrowers provide the Agent with combined financial statements of the Borrowers pursuant to paragraph (a) above, provide the Agent with valuations of each Ship made (at the cost of the Borrowers) in the manner specified in clause 8.2.2;

8.1.6	Provision of further information

provide the Agent with such financial or other information concerning any Borrower, the Bretta Guarantor and their respective affairs (including, without limitation, their activities,

financial standing, Indebtedness, operations, the performance of the Ships or any other vessels and information on the realised and budgeted operating expenses and cash flow forecasts) as the Agent or any Bank (acting through the Agent) may from time to time require;

8.1.7	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;

8.1.8	Compliance with Code

and will procure that any Operator will, comply with and ensure that the Ships and any Operator complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.9	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of any of the Ships;

8.1.10	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issue to any of the Borrowers or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.11	ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)	from the Drawdown Date of the Delivery Advance relevant to a Ship and at all times thereafter, maintain a valid and current ISSC in respect of that Ship;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of a Ship; and

(c)	procure that, from the Drawdown Date of the Delivery Advance relevant to a Ship and at all times thereafter, that Ship complies with the ISPS Code;

8.1.12	Charters

provided it has first obtained the consent of the Security Agent or any other Creditors in accordance with the relevant Ship Security Documents and/or clause 8.5 (such consent not to be unreasonably withheld and the request for which to be promptly responded to), (a) deliver to the Agent, a certified copy of each time charter or other contract of employment of its Ship with a tenor (including any options to extend) exceeding twelve (12) months, forthwith after its execution, (b) forthwith on the Agent’s request execute (i) a specific assignment of any such time charter or other contract of employment in favour of the Security Agent in a form acceptable to the Agent in its sole discretion and (ii) any notice of assignment required in connection therewith in a form acceptable to the Agent in its sole discretion, and promptly procure the acknowledgement of any such notice of assignment by the relevant charterer in a form acceptable to the Agent in its sole discretion, and (c) pay all legal and other costs incurred by any Creditor in connection with any such specific assignments, forthwith following the Agent’s demand;

8.1.13	Liquid Assets

ensure that the Borrowers maintain from the date falling twenty four (24) months after the earlier of (a) the latest Termination Date and (b) the second Delivery Advance to be drawn down, and at all times thereafter, Liquid Assets in an amount of no less than the Quarterly Debt Service Provided however that the Borrowers shall ensure that such Liquid Assets accumulate to such level gradually and progressively from the Delivery Date of each Ship;

8.1.14	Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent’s or any Bank’s customers and the compliance by the Agent or any Bank with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations or the Agent’s or any Bank’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time; and

8.1.15	Compliance with laws and regulations - Taxes

comply with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of their respective businesses and will pay any and all Taxes owing by it in any jurisdiction at the time they are due.

8.2	Security value maintenance

8.2.1	Security shortfall

If, at any time after the earlier of (i) the Drawdown Date of the second Delivery Advance to be drawn down and (ii) the latest Termination Date, the Security Value shall be less than the Security Requirement, the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall either:

(a)	prepay within a period of thirty (30) days of the date of receipt by the Borrowers of the Agent’s said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)	within thirty (30) days of the date of receipt by the Borrowers of the Agent’s said notice constitute to the satisfaction of the Agent such further security for the Loan as shall be acceptable to the Banks having a value for security purposes (as determined by the Agent in its reasonable discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.4 and 4.5 shall apply to prepayments under clause 8.2.1(a).

8.2.2	Valuation of Mortgaged Ships

Each Mortgaged Ship shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on the instructions of the Majority Banks) shall require (and at least twice every calendar year) by an Approved Broker selected by the Borrowers or, failing such selection by the Borrowers, appointed by the Agent in its discretion. Each such valuation shall be made without, unless required by the Agent after an Event of Default has occurred, physical inspection, and on the basis of a sale for prompt delivery for cash at arm’s length, on normal commercial terms, as between a willing buyer and a willing seller, without taking into account the benefit or detriment of any charterparty or other engagement concerning the relevant Mortgaged Ship. Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such time as any further such valuation shall be obtained.

8.2.3	Information

The Borrowers jointly and severally undertake with the Creditors to supply to the Agent and to any Approved Brokers such information concerning the relevant Mortgaged Ship and its condition as Approved Brokers may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Agent obtaining up to two (2) valuations of each of the Mortgaged Ships referred to in clause 8.1.5(c) or in clause 8.2.2 per calendar year, any valuation referred to in schedule 3, Part 4, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers Provided however that if a Default shall have occurred, the cost of any and all such valuations of any Mortgaged Ship referred to in clauses 8.1.5(c) or 8.2.2 shall be borne by the Borrowers.

8.2.5	Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Creditors or any of them shall be determined by the Agent in its reasonable discretion.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent’s reasonable opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.3	Negative undertakings

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, they will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any person;

8.3.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate reconstruction or redomiciliation of any type;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of their present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of business) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the ownership and operation of the Ships;

8.3.5	Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their businesses of owning, operating and chartering the Ships;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents Provided however that each Borrower, subject to no Event of Default having occurred and subsisting, shall be entitled to borrow money from its shareholders or from its Related Companies if such borrowings are fully subordinated to the rights of the Creditors under the Security Documents;

8.3.8	Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents Provided however that each Borrower, subject to no Event of Default having occurred and continuing, shall be entitled to repay to its shareholders or any of its Related Companies any Borrowed Money borrowed from them in accordance with clause 8.3.7;

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except (a) pursuant to the Security Documents and (b) for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship;

8.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.11	Sureties

permit any Indebtedness of any Borrower to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders, or declare or pay any dividends to their shareholders if an Event of Default shall have occurred and be subsisting at the time of declaration or payment of such dividends or would occur as a result thereof;

8.3.13	Subsidiaries

form or acquire any Subsidiaries;

8.3.14	Intra-Group transaction

enter into any transactions, agreements or arrangements (with a value in excess of $250,000) with any of their Related Companies or any other Relevant Party other than on an arm’s length basis and for full value and consideration; or

8.3.15	Manager

appoint any manager of a Ship other than the Manager.

8.4	Pre-delivery positive undertakings

The Borrowers hereby jointly and severally undertake and agree with each Creditor that they will:

8.4.1	Conveyance on default

where any Ship is (or is to be) sold in exercise of any power contained in the relevant Pre- delivery Security Assignment or otherwise conferred on the Security Agent or any other Creditor, procure that the relevant Borrower shall execute, forthwith upon request by the Agent, such form of conveyance of such Ship as the Agent may require;

8.4.2	Flag State

not later than thirty (30) days prior to the Delivery Date of a Ship, obtain the Agent’s written approval of the Flag State for such Ship;

8.4.3	Mortgage

immediately upon delivery of a Ship under the relevant Contract, procure that the relevant Borrower shall execute, and procure the registration of, the Mortgage for such Ship under the laws and flag of the relevant Flag State; and

8.4.4	Supervision

ensure that the supervision of the construction of each Ship is carried out by the Manager or persons appointed by it.

8.5	Pre-delivery negative undertaking

The Borrowers hereby jointly and severally further undertake and agree with each Creditor that they will not, without the prior written consent of the Agent acting on the instructions of the Majority Banks (such consent not to be unreasonably withheld) and then, if such consent is given, only subject to such conditions as the Agent (acting on the instructions of the Majority Banks) may impose, let or agree to let any Ship:

8.5.1	on demise charter for any period; or

8.5.2	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twenty four (24) months’ duration; or

8.5.3	on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance.

9	Conditions

9.1	Documents and evidence

9.1.1	Commitments

The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 3, in form and substance satisfactory to the Agent.

9.1.2	First Contract Instalment Advances

The obligation of the Banks to make available the first Contract Instalment Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the first Contract Instalment Advance for such Ship, the documents and evidence specified in Part 2 of schedule 3 in respect of such Ship, in form and substance satisfactory to the Agent.

9.1.3	Second, third and fourth Contract Instalment Advances

The obligation of the Banks to make available any of the second, the third or the fourth Contract Instalment Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Contract Instalment Advance for such Ship, the documents and evidence specified in Part 3 of schedule 3 in respect of such Ship and such Advance, in form and substance satisfactory to the Agent.

9.1.4	Delivery Advances

The obligation of the Banks to make available the Delivery Advance in respect of any Ship shall be subject to the condition that the Agent or its duly authorised representative shall have received, on or prior to the drawdown of the Delivery Advance for such Ship, the documents and evidence specified in Part 4 of schedule 3 in respect of such Ship, in form and substance satisfactory to the Agent.

9.2	General conditions precedent

The obligation of the Banks to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1	the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) of this Agreement and (b) clause 4 of each Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the relevant Advance.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Agent (acting on the instructions of the

Majority Banks) may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further relevant certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1	Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2	Breach of Insurance and certain other obligations: any of the Borrowers or, as the context may require, the Manager or any other person fails to obtain and/or maintain the Insurances for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of any of the Borrowers or any other person or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.1.13, 8.2 or 8.3 or 8.4 or 8.5 or any of the Corporate Guarantors commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 5.2 of the relevant Corporate Guarantee; or

10.1.3	Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within thirty (30) days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.4	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5

Cross-default: any Indebtedness of any Security Party or any other Relevant Party is not paid when due or any Indebtedness of any Security Party or any other Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or any other Relevant Party of a voluntary right of prepayment), or any creditor of any Security Party or any other Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or any other Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or other Relevant Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party’s or other Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or other Relevant Party in respect of Indebtedness is not honoured when due and called upon Provided however that it shall not be an Event of Default if any of the foregoing events shall have occurred in respect of Indebtedness of a Corporate Guarantor (other that the Bretta Guarantor) and/or its Subsidiaries and (a) the amount or aggregate amount at any one time of all Indebtedness of such Corporate Guarantor and/or its Subsidiaries in respect of which such event shall have occurred and be continuing is less than $15,000,000 (or the equivalent in any other currency in which the same is denominated or payable) or (b) any such foregoing event shall cease to exist within 30 days after the day it occurred; or

10.1.6	Legal process: any final and non-appealable judgment or order made against any Security Party or other Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other Relevant Party and is not discharged within seven (7) days; or

10.1.7	Insolvency: any Security Party or other Relevant Party or the Refund Guarantor is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.8	Reduction or loss of capital: a meeting is convened by any Security Party or other Relevant Party (except the Euronav Guarantor) for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.9	Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or other Relevant Party or the Refund Guarantor or an order is made or resolution passed for the winding up of any Security Party or other Relevant Party or the Refund Guarantor or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10	Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other Relevant Party or the Refund Guarantor or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other Relevant Party or the Refund Guarantor; or

10.1.11	Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or other Relevant Party or the Refund Guarantor or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other Relevant Party or the Refund Guarantor; or

10.1.12	Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other Relevant Party or the Refund Guarantor or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13	Analogous proceedings: there occurs, in relation to any Security Party or other Relevant Party or the Refund Guarantor, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Security Party or other Relevant Party or the Refund Guarantor otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Security Party or other Relevant Party or any other Relevant Party or the Refund Guarantor suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15	Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or other Relevant Party or the Refund Guarantor are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16	Invalidity: any of the Security Documents and the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents and the Underlying Documents shall at any time and for any reason be contested by any Security Party or other Relevant Party which is a party thereto, or if any such Security Party or Relevant Party shall deny that it has any, or any further, liability thereunder; or

10.1.17	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or the Underlying Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or the Underlying Documents or otherwise; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20	Material adverse change: there occurs, in the opinion of the Agent (following consultation with the Banks), a change in the management, operations, results of operations, business, properties, performance, prospects, assets, condition (financial or otherwise) of any of the Borrowers or any other Security Party or other Relevant Party, from that described by or on behalf of any Borrower or any other Security Party to the Creditors or any of them in the negotiation of this Agreement, which change materially and adversely affects the ability of any Security Party to perform its respective obligations and liabilities to the Creditors; or

10.1.21	Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and the relevant Borrower shall fail to procure the release of such Ship within a period of seven (7) days thereafter; or

10.1.22	Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Majority Banks or the registration of such Ship is not renewed at least forty-five (45) days prior to the expiry of such registration; or

10.1.23	Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in the Flag State of any Ship by unconstitutional means if, in any such case, such event could in the opinion of the Agent reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents and the relevant Borrower has failed within thirty (30) days from receiving notice from the Agent to this effect to (a) delete its Ship from its existing Flag State and (b) re-register its Ship under another Flag State approved by the Banks in their reasonable discretion through a relevant Registry and (c) re-execute in favour of the Creditors or any of them a new mortgage, deed of covenant and/or general assignment over or in respect of that Ship in a form similar to the Ship Security Documents for such Ship, and any other documents requested by the Agent in its absolute discretion, in each case, at the Borrowers’ cost and expense; or

10.1.24	Environment: any Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim which could, in the opinion of the Agent, reasonably be expected to have a material adverse effect (a) on the business, assets, operations, property or financial condition of any of the Borrowers or any Security Party or any of their respective Environmental Affiliates or (b) on the security constituted by any of the Security Documents or the enforceability of that security in accordance with its terms; or

10.1.25	P&I: any Borrower or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26	Shareholdings:

(a)	Euronav HK ceases to be a wholly-owned Subsidiary of the Euronav Guarantor; or

(b)	there is any change in the legal and/or ultimate beneficial ownership of any of the shares in the Euronav Guarantor from that existing on the date of this Agreement, which results in any person, or persons acting in concert (other Saverco NV of Belgium) (i) becoming at any relevant time the legal and/or beneficial owners of more than 50% of the total issued share capital of the Euronav Guarantor or (ii) having the right or the ability to control, either directly or indirectly, the affairs of the Euronav Guarantor or the composition of the majority of the board of directors (or equivalent) of the Euronav Guarantor (and “control” shall have the meaning given to it in the definition of “Subsidiary” in clause 1.2); or

(c)	there is any change in the legal and/or beneficial ownership of any of the shares of any of the Borrowers from that existing on the date of this Agreement as specified in clause 7.2.19, Provided however that the transfer of all of the shares of a Borrower’s Shareholder in a Borrower to the other Borrower’s Shareholder, shall not constitute an Event of Default if (i) the Borrowers have notified the Agent of such proposed transfer and (ii) the Borrowers and any other Security Parties have executed and delivered to the Agent any documents (including, without limitation, a supplemental agreement to this Agreement) and evidence of the type referred to in schedule 3, which the Agent may require or deem necessary or desirable in its reasonable opinion in respect of, or as a result of, such transfer and (iii) such transfer of shares from one Borrower’s Shareholder to the other Borrower’s Shareholder shall not take effect prior to the Borrowers complying with the requirements of paragraph (ii) above; or

10.1.27	Termination or variation of Contracts: any Contract is terminated or rescinded for any reason whatsoever without the prior written consent of the Agent; or any Contract is frustrated; or any Contract is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment; or

10.1.28	Termination of Refund Guarantees: any Refund Guarantee is repudiated, cancelled, rescinded or otherwise terminated or expires (other than by the return of such Refund Guarantee by the relevant Borrower to the Builder and/or any Refund Guarantor following the delivery of the relevant Ship under the relevant Contract); or

10.1.29	Non-Delivery of Ship or non-drawing of Delivery Advance: any Ship is not delivered to, and accepted by, the relevant Borrower under the relevant Contract or the Delivery Advance for such Ship is not drawn down, in either case, on or before the Termination Date for the relevant Delivery Advance; or

10.1.30	Payments under Refund Guarantees: any claim made under any Refund Guarantee is not paid within the time-limit provided therein following a demand being made thereunder, and whether or not such claim has been referred to arbitration pursuant to the relevant Refund Guarantee; or

10.1.31	Operating Accounts: moneys are withdrawn from any of the Operating Accounts other than in accordance with clause 14; or

10.1.32	Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.33	Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (following consultation with the Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or any of the Underlying Documents or (ii) the security created by any of the Security Documents,

Provided however that there shall not be an Event of Default under (a) clause 10.1.28 or (b) solely by reason of any of the events or circumstances described in clauses 10.1.7 and 10.1.9- 10.1.15 (inclusive) taking place with respect to the Refund Guarantor, if within sixty (60) days of the earlier of (i) the date when the Borrowers or any of them becomes aware that the relevant event or the relevant circumstances have occurred or started to exist and (ii) the date when the Agent notifies the Borrowers in writing that the relevant event or the relevant circumstances have occurred or exist, the Borrowers have constituted to the satisfaction of the Agent (and at the cost and expense of the Borrowers) such further security for the Loan as shall be required by, and acceptable to, the Banks in their absolute discretion (including, without limitation, assignment in favour of the Security Agent of substitute refund guarantees issued by substitute refund guarantors acceptable to the Banks in their absolute discretion).

10.2	Acceleration

The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the occurrence of an Event of Default which is subsisting by notice to the Borrowers declare that:

10.2.1	the obligation of each Bank to make available its Commitment shall be terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or

10.2.2	the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3	any prepayment or reduction of a Tranche or part thereof being made under clauses 4.3, 8.2.1(a) or 12.1 or any other repayment or prepayment of a Tranche or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Tranche prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, its Commitment (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, its Commitment (or any part thereof) or any other amount owing to such Creditor.

11.2	Currency indemnity

If any sum due from any of the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The Creditors shall give the Borrowers 2 days’ notice prior to making a conversion from the first currency into the second currency referred to above. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4	Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify each Bank against any cost incurred or loss suffered by such Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to such Bank’s Commitment and/or Contribution or deposits obtained by it to fund the whole or part of its Contribution and to the extent such cost or loss is not recoverable by such Bank under clause 12.2.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to an Advance or to maintain its Commitment or fund the Loan, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon (a) such Bank’s Contribution shall be reduced to zero and (b) the Borrowers shall be obliged to prepay such Bank’s Commitment either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1	subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank’s Commitment available or maintaining or funding all or part of such Bank’s Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4	reduce any Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s obligations under any of the Security Documents; and/or

12.2.5	require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6	require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	such Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)	the Borrowers shall on demand made at any time whether or not such Bank’s Contribution has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, forgone return or loss.

For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which a Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1, shall be applied in the following manner:

13.1.1	first, in or towards payment of all unpaid costs and expenses which may be owing to the Agent and/or the Security Agent or either of them under any of the Security Documents;

13.1.2	secondly, in or towards payment of any unpaid fees and commitment commission payable to the Creditors or any of them;

13.1.3	thirdly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.4	fourthly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.5	fifthly, in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.6	sixthly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents;

13.1.7	seventhly (but subject to the provisions of each Manager’s Undertaking), in or towards payment of any fees and expenses owing by any of the Borrowers to the Manager pursuant to the relevant Management Agreement; and

13.1.8	eighthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

13.2.1	The Borrowers authorise each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time after the occurrence of an Event of Default which is subsisting, and without notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of the Borrowers or any of them with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrowers or any of them to such Creditor under any of the Security Documents. For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2	No Creditor shall be obliged to exercise any right given to it by this clause 13.2. Each Creditor shall notify the Borrowers through the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.

13.2.3	Nothing in this clause 13.2 shall be effective to create a charge or other security interest.

13.3	Pro rata payments

13.3.1	If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank’s Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1, or 12.2), the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 6.1 or 6.9 (as the case may be) then:

(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)	the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)	as between the Borrowers and the Recovering Bank the excess amount so redistributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.3.2	If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.3.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purposes of this clause 13.3.

13.3.4	Notwithstanding the foregoing provisions of this clause 13.3, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6	Further assurance

The Borrowers jointly and severally undertake with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Banks may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents, the provisions of this Agreement shall prevail.

14	Operating Accounts

14.1	General

The Borrowers jointly and severally undertake with each Creditor that they will:

14.1.1	on or before the Drawdown Date of the first Advance to be drawn down, open each of the Operating Accounts; and

14.1.2	procure that all moneys payable to each Borrower in respect of the Earnings of such Borrower’s Ship shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to the provisions of the relevant Deed of Covenant, be paid to the such Borrower’s Operating Account.

14.2	Operating Accounts: withdrawals

Unless and until the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary following the occurrence of an Event of Default which is subsisting, each Borrower may withdraw moneys from its Operating Account at any time.

14.3	Application of Operating Accounts

At any time after the occurrence of an Event of Default which is subsisting, the Agent may (and on the instructions of the Majority Banks shall), without notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of the Operating Accounts or any of them (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents in the manner specified in clause 13.1.

14.4	Pledging of Operating Accounts

The Operating Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Operating Account Pledges.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.

15.2	No assignment by Borrowers

No Borrower may assign or transfer any of its rights or obligations under this Agreement.

15.3	Transfers by Banks

Any Bank (the “Transferor Bank”) may at any time, with the prior written consent of the Borrowers (such consent not to be unreasonably withheld and the request for which to be promptly responded to) and the Agent, cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution (a “Transferee Bank”) by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank. No such transfer is binding on, or effective in relation to, the Borrowers or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered. The consent of the Borrowers referred to above shall not be required in respect of a transfer (the Borrowers consenting to such transfer by the execution of this Agreement) if the relevant Transferee Bank is a Related Company of the relevant Transferor Bank. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1	a Transfer Certificate may be in respect of a Bank’s rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;

15.3.2	a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:

(a)	to the extent specified in the Transfer Certificate, the Transferor Bank’s payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank’s title and of any rights or equities which the Borrowers had against the Transferor Bank;

(b)	the Transferor Bank’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Bank becomes a Bank with a Contribution and/or a Commitment of the amounts specified in the Transfer Certificate;

(d)	the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Arranger, the Agent and the Security Agent and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

(e)	an Advance or part of an Advance which the Transferee Bank makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank’s title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

(f)	the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

15.3.4	the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5	the Borrowers, the Account Bank, the Security Agent, the Arranger and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the Transferor Bank and the Transferee Bank.

15.4	Reliance on Transfer Certificate

15.4.1	The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2	The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank or any Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3	The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, such Bank shall bear and/or pay to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent as having been incurred by the Agent and/or any other Creditor in connection with such transfer.

15.6	Documenting transfers

If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents with the prior consent of the Borrowers (such consent not to be unreasonably withheld and the request for which to be promptly responded to).

15.8	Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Account Bank and the other Banks.

15.9	Disclosure of information

A Bank may, with the prior consent of the Borrowers (such consent not to be unreasonably withheld and the request for which to be promptly responded to), disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and/or the other Security Parties as such Bank shall consider appropriate.

16	Arranger, Agent and Security Agent

16.1	Appointment of the Agent

Each of the Banks irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks hereby authorises the Agent:

16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2	(whether or not by or through employees or agents) to take such action on such Bank’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Banks (or as otherwise duly authorised) shall be binding on all the Banks.

16.3	Agent’s duties

The Agent shall:

16.3.1	promptly notify each Bank of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.15 and 8.1.6; and

16.3.2	(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.

16.4	Agent’s rights

The Agent may:

16.4.1	in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks, and shall be fully protected in so doing;

16.4.2	unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

16.4.3	refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4	deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in schedule 1 as such Bank’s lending office, unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5	rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of Arranger or Agent

Neither the Arranger nor the Agent nor any of their respective employees and agents shall:

16.5.1	be obliged to make any enquiry as to the use of any of the proceeds of the Loan unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or

16.5.2	be obliged to make any enquiry as to any breach or default by the Borrowers or any of them or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

16.5.3	be obliged to enquire whether or not any representation or warranty made by the Borrowers or any of them or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4	be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7	be liable to any Bank for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Arranger or Agent

Each Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank’s Commitment or Contribution under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Loan or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Arranger or Agent for Borrowers’ performance

Neither the Arranger nor the Agent shall have any responsibility or liability to any Bank:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4	for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9	otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks.

16.8	Reliance on documents and professional advice

Each of the Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger’s or, as the case may be, the Agent’s employment).

16.9	Other dealings

Each of the Arranger and the Agent may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks as if it were not the Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Bank; no partnership

With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Banks” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1	Subject to clause 16.11.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:

(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrowers and/or any other Security Party; and/or

(b)	vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrowers and/or any other Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on the Banks.

16.11.2	Except with the prior written consent of the Banks, the Agent shall have no authority on behalf of the Banks to agree (or authorise the Security Agent to agree) with the Borrowers and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrowers or any of them and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:

(a)	reduce the Margin;

(b)	postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;

(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;

(d)	increase any Bank’s Commitment;

(e)	extend any Termination Date;

(f)	change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

(g)	change the order of distribution under clauses 6.9 and 13.1;

(h)	change this clause 16.11;

(i)	change the definition of “Majority Banks” in clause 1.2; or

(j)	release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.

16.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution) to the extent that the Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13	Retirement of Agent

16.13.1	The Agent may, having given to the Borrowers and each of the Banks not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor agent:

(a)	a Related Company of the Agent nominated by the Agent which the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a Bank nominated by the Majority Banks or, failing such a nomination,

(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks. Prior to any such successor being appointed, the Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.

16.13.2

Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent

16.14.1	Appointment

Each of the Banks and the Agent irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the Security Documents to which the Security Agent is or is to be a party, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks and the Agent hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents to which the Security Agent is or is intended to be a party, together with such powers and discretions as are reasonably incidental thereto.

16.14.2	Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers and each of the Banks not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Agent as a successor security agent and trustee:

(a)	a Related Company of the Security Agent nominated by the Security Agent which the Agent and the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,

(c)	any bank or trust corporation nominated by the retiring Security Agent,

and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents referred to in clause 16.14.1 without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks. Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrowers as to the identity of the proposed successor and to take account of any reasonable objections which the Borrowers may raise to such successor being appointed.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent

16.15.1	The Security Agent shall have no duties, obligations or liabilities to any of the Banks and the Agent beyond those expressly stated in any of the Security Documents. Each of the Agent and the Banks hereby authorises the Security Agent to enter into and execute:

(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent,

and, in each and every case, to hold any and all security thereby created upon trust for the Banks and the Agent in the manner contemplated by this Agreement.

16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:

(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks and the Agent by the Security Agent and shall be binding on the other Creditors.

16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Banks communicated in writing by the Agent.

16.15.4	The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14.1 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior consent of the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5	None of the Banks nor the Agent shall have any independent power to enforce any of the Security Documents referred to in clause 16.14.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.

16.15.6

For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7	Without prejudice to the foregoing each of the Agent and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.14.1.

16.15.8	Each Bank shall reimburse the Security Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution), to the extent that the Security Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Security Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Security Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Security Agent’s own gross negligence or wilful misconduct.

16.16	Trust provisions

16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and

(b)	receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.

16.16.2	In its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.3	It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17	Independent action by Creditors

None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks and the Agent under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.14.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application

The Banks and the Agent shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1 (unless otherwise expressly provided for in any such Security Document).

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Arranger and/or the Banks or any of them to provide for the whole of their respective claims against the Borrowers or any other person liable.

16.21	Change of Reference Bank

If the Reference Bank ceases to provide quotations to the Agent for the purposes of determining LIBOR the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of the Reference Bank and appoint another Bank acceptable to the Borrowers to replace it as a Reference Bank.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2	be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

(a)	if to the Borrowers or any of them at:

c/o Euronav N.V.
de Gerlachekaai 20
B-2000 Antwerp
Belgium

Fax no:	+32 32 47 5699
Attn:	Finance Director

(b)	if to the Arranger and/or Agent and/or the Account Bank and/or the Security Agent at:

BNP Paribas (Suisse) SA
Place de Hollande 2
P.O. Box CH-1211
Geneva 11

Fax No:	+41 58 212 7650
Attn:	Shipping Dept/Greek Desk

(c)	if to a Bank, to its address or fax number specified in schedule 1 or in any relevant Transfer Certificate,

or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) any other Security Document to be given by the Borrowers or any of them to any other party, shall be given to the Agent for onward transmission as appropriate and if it is to be given to the Borrowers it shall (except otherwise provided in the Security Documents) be given to the Agent.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of a Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

17.5	Borrowers’ obligations

17.5.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrower which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrower, whether or not the deficiency is known to any of the Creditors.

17.5.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrower.

17.5.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrower which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrower on any ground whatsoever, whether or not known to a Creditor including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party).

17.5.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)	the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;

(b)

the Agent (acting on the instructions of the Majority Banks) granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

17.5.5	Recourse to other security

The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.

17.5.6	Waiver of Borrowers’ rights

Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrower or any other person liable under the Security Documents;

(b)	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrower or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)	take any steps to enforce any right against the other Borrower or any other person liable in respect of any such moneys; or

(d)	claim any set-off or counterclaim against the other Borrower or any other person liable or claiming or proving in competition with any Creditor in the liquidation of the other Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrower or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrower or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.

18	Governing law and jurisdiction

18.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrowers jointly and severally agree, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrowers or any of them or any of their assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Unisea Maritime Ltd. at present of 14 Heafort Place, London SW1A 7DH, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against any Creditor arising out of or in connection with this Agreement.

18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

The Banks and their Commitments

[ILLEGIBLE]

BNP Paribas (Suisse) SA	Lending Office Place de Hollande 2 P.O. Box CH-1211 Geneva, 11 Switzerland Address for Notices Place de Hollande 2 P.O. Box CH-1211 Geneva, 11 Switzerland Fax No: +41 58 212 7678 Attn: Shipping Dept/Greek Desk	70,000,000

Alpha Bank A.E.	Lending Office 89 Akti Miaouli 185 38 Piraeus Greece Address for Notices 89 Akti Miaouli 185 38 Piraeus Greece Fax No: +30 210 429 0348 Attn: Shipping Division, Branch 960	65,000,000

	Total Commitment	135,000,000

Schedule 2

Form of Drawdown Notice

(referred to in clause 2.4)

To: BNP Paribas (Suisse) SA

Place de Hollande 2

P.O. Box CH-1211

Geneva 11

Switzerland

(as Agent)

[—] 200[—]

U.S.$135,000,000 Loan - Loan Agreement dated [—] 2008 (the “Loan Agreement”)

We refer to the Loan Agreement and hereby give you notice that we wish to draw down the [—] [—] Advance[s] namely $[—] on [—] 200[—] and select [a first Interest Period in respect thereof of [—] months] [the first interest period in respect hereof to expire on [—] 200[—]]. The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)	the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement and (ii) clause 4 of each Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)	the borrowing to be effected by the drawdown of such Advance[s] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)	there has been no material adverse change in the management, operations, results of operations, business, properties, performance, prospects, assets, condition (financial or otherwise) of any of the Borrowers or any other Relevant Party from that described by us or by any other Security Party to the Creditors or any of them in the negotiation of the Loan Agreement; and

(e)	such Advance[s] shall be used for our own benefit and exclusively for the purposes specified in clauses 1.1 and 2.5 of the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of
FONTVIEILLE SHIPHOLDING LIMITED

For and on behalf of
MONEGHETTI SHIPHOLDING LIMITED

Schedule 3

Documents and evidence required as conditions precedent to the Loan being made

(referred to in clause 9.1)

Part 1

1	Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors and stockholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as:

(a)	being true and correct;

(b)	being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions Provided however that in respect of the Euronav Guarantor, a power of attorney duly executed by two members of the board of directors for and on behalf of the Euronav Guarantor shall be sufficient for the purposes of this paragraph 2;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party (other than the Euronav Guarantor) to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrowers’ consents and approvals

a certificate (dated no earlier than the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrower’s Security Documents;

6	Other consents and approvals

a certificate (dated no earlier than the date of this Agreement) from an officer of each Security Party (other than the Borrowers and the Euronav Guarantor) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Certified Contracts

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Borrower of each of the Contracts;

8	“KYC”

such documentation and other evidence as is requested by any Bank (through the Agent) in order for such Bank to carry out and be satisfied with the results of all necessary “know your client” or other checks which each such Bank is required to carry out under any applicable law or legislation or by any regulatory or financial services authority (including in the European Union or the U.S.A.), in relation to the transactions contemplated by this Agreement and to the identity of any parties to this Agreement (other than the Creditors) and their directors, officers, shareholders and ultimate beneficial owners and any account signatories (including two (2) certified copies of identification forms of individuals);

9	Security Documents

the Fee Letter, the Corporate Guarantees, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements and the Operating Account Pledges, each duly executed;

10	Operating Accounts

evidence that the Operating Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;

11	Fees

evidence that the arrangement fee due under clause 5.1 has been paid in full;

12	Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents to be executed under this Part 1;

13	Hong Kong opinion

an opinion of JSM, special legal advisers on matters of Hong Kong law to the Agent;

14	Korean opinion

an opinion of Kim & Chang, special legal advisers on matters of Korean law to the Agent.

15	Belgian opinion

an opinion of Linklaters LLP, special legal advisers on matters of Belgian law to the Agent.

16	Bermuda opinion

an opinion of Conyers, Dill & Pearman, special legal advisers on matters of Bermuda law to the Agent.

17	Borrowers’ process agent

a letter from each Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents referred to in this Part 1 and in which it is or is to be appointed as such Borrower’s agent; and

18	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and to which such Security Party is a party accepting its appointment under each such Security Document.

Part 2

1	Drawdown Notice

The Drawdown Notice in respect of the relevant first Contract Instalment Advance for a Ship duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 3 remain fully satisfied;

3	Refund Guarantee etc.

(a)	the original Refund Guarantee in respect of the instalment of the Contract Price for the Ship relevant to such first Contract Instalment Advance, duly issued; and

(b)	the Refund Guarantee Assignment Consent and Acknowledgement in respect of such Refund Guarantee, duly executed;

4	No claim

evidence satisfactory to the Agent that neither the Builder nor any other party who may have a claim pursuant to the relevant Contract, has any claims against the Ship relevant to such first Contract Instalment Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract Agreement or any Refund Guarantee in respect of the Ship relevant to such first Contract Instalment Advance or any default thereunder;

5	No variations to Contract or Refund Guarantee

evidence that there have been no amendments or variations agreed to the relevant Contract or any Refund Guarantee in respect of the Ship relevant to such first Contract Instalment Advance and that no action has been taken by the Builder which might in any way render such Contract, or any such Refund Guarantee inoperative or unenforceable, in whole or in part;

6	No Encumbrance

evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract or any Refund Guarantee in respect of the Ship relevant to such first Contract Instalment Advance other than Permitted Encumbrances;

7	Fees and commissions

evidence that any fees and commissions payable from the Borrowers to the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

8	Equity

evidence (accompanying the relevant Drawdown Notice) that such part of the first instalment of the Contract Price of the Ship relevant to such first Contract Instalment Advance, as is not being funded by such Advance, has been deposited (not later than the Drawdown Date of such Advance) in the relevant Operating Account for further payment to the Builder (or in case the relevant Borrower has already paid such first instalment to the Builder when it was due, evidence of such payment);

9	Invoice and receipt

an invoice from the Builder demanding the payment of the first instalment of the Contract Price relevant to such first Contract Instalment Advance and a receipt from the Builder evidencing payment of such first instalment in full;

10	Korean opinion

an opinion of Kim & Chang, legal advisers on matters of Korean law to the Agent;

11	Further opinions

any such further opinion as may be required by the Agent; and

12	Further conditions precedent

such other conditions precedent as may be required by the Agent.

Part 3

1	Drawdown notice

The Drawdown Notice in respect of the relevant second, third or fourth Contract Instalment Advance (as the case may be) duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Parts 1 and 2 of schedule 3 remain fully satisfied;

3	No claim

evidence satisfactory to the Agent that neither the Builder nor any other party who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such Contract Instalment Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or any Refund Guarantee in respect of the Ship relevant to such Contract Instalment Advance or any default thereunder;

4	No variations to Contract or Refund Guarantee

evidence that there have been no amendments or variations agreed to the relevant Contract or any Refund Guarantee in respect of the Ship relevant to such Contract Instalment Advance and that no action has been taken by the Builder which might in any way render such Contract, or any such Refund Guarantee inoperative or unenforceable, in whole or in part;

5	No Encumbrance

evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract or any Refund Guarantee in respect of the Ship relevant to such Contract Instalment Advance other than Permitted Encumbrances;

6	Fees and commissions

evidence that any fees and commissions payable from the Borrowers to the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

7	Equity

evidence (accompanying the relevant Drawdown Notice) that such part of the second, third or fourth instalment (as the case may be) of the Contract Price of the Ship relevant to such Advance, as is not being funded pursuant to this Agreement, has been deposited (not later than the Drawdown Date of such Advance) in the relevant Operating Account for further payment to the Builder;

8	Invoice and receipt

an invoice from the Builder demanding the payment of the second, third or fourth instalment (as the case may be) of the Contract Price of the Ship relevant to such Advance and a receipt from the Builder evidencing payment of such instalment in full;

9	Class confirmation

evidence from the Classification Society that the keel laying of such Ship has been carried out (in the case of the third Contract Instalment Advance for such Ship) or that the launching of such Ship has been carried out (in the case of the fourth Contract Instalment Advance for such Ship), in each case to its satisfaction;

10	Further opinions

any such further opinion as may be required by the Agent; and

11	Further conditions precedent

such other conditions as may be required by the Agent.

Part 4

1	Drawdown notice

The Drawdown Notice in respect of the relevant Delivery Advance duly executed;

2	Conditions precedent

evidence that the conditions precedent set out in Parts 1, 2 and 3 of schedule 3 remain fully satisfied;

3	Updated corporate authorisations/certificates of incumbency

a list of directors and officers of each Security Party (other than the Builder and the Refund Guarantors) specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each such Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of the Security Party pursuant to paragraph 4 of Part 1 of this schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule remain true, complete and up to date;

4	Ship conditions

evidence that the Ship relevant to such Advance:

(i)	Registration and Encumbrances

is registered in the name of the relevant Borrower through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances; and

(ii)	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(iii)	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

5	No claim

evidence satisfactory to the Agent that neither the Builder nor any other person who may have a claim pursuant to the relevant Contract have any claims against the Ship relevant to such Delivery Advance or the relevant Borrower and that there have been no breaches of the terms of the relevant Contract or any Refund Guarantee in respect of such Ship or any default thereunder;

6	Title and no Encumbrances

evidence that the transfer of title to the Ship relevant to such Delivery Advance from the Builder to the relevant Borrower has been duly recorded with the relevant Registry and there are no Encumbrances (other than Permitted Encumbrances);

7	Fees and commissions

payment of any fees and commissions due from the Borrowers to any of the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents;

8	Equity and additional cost

evidence that such part of the final instalment of the Contract Price of the Ship relevant to such Delivery Advance, as is not being funded pursuant to this Agreement and any cost incurred by the relevant Borrower in addition to the Contract Price, if any, has been deposited (not later than the Drawdown Date of such Delivery Advance) in the relevant Operating Account for further payment to the Builder;

9	Commercial invoice and receipt

(a)	a commercial invoice or any other similar document addressed by the Builder to the relevant Borrower in respect of the full amount of the Contract Price of the Ship relevant to such Delivery Advance and in respect of such Ship; and;

(b)	a receipt from the Builder or any other similar evidence, evidencing the payment of the full amount of the Contract Price of the Ship relevant to such Delivery Advance;

10	Delivery documents

copies, certified by a person acceptable to the Agent, of the bill of sale, the builder’s certificate and the protocol of delivery and acceptance in respect of the Ship relevant to such Delivery Advance, each duly executed;

11	Security Documents

the Operating Account Pledge, the Mortgage, the Deed of Covenant and the Manager’s Undertaking in respect of the Ship relevant to such Delivery Advance, each duly executed and delivered;

12	Notices of assignment

duly executed notices of assignment in the forms prescribed by the Ship Security Documents for the Ship relevant to such Delivery Advance;

13	Mortgage registration

evidence that the Mortgage in respect of the Ship relevant to such Delivery Advance has been registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State;

14	Borrowers’ process agent

a letter from the agent of the Borrower owning the Ship relevant to such Delivery Advance, for receipt of service of proceedings referred to in each of the relevant Ship Security Documents in which it is or is to be appointed as such Borrower’s agent, accepting its appointment thereunder;

15	Manager’s process agent

a letter from the Manager’s agent for receipt of service of proceedings referred to in the Manager’s Undertaking for the Ship relevant to such Delivery Advance, accepting its appointment thereunder;

16	Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents referred to in this Part 4;

17	Insurance opinion

an opinion from insurance consultants to the Agent (at the cost of the Borrowers), on the insurances effected or to be effected in respect of the Ship relevant to such Delivery Advance, upon and following the Drawdown Date of such Delivery Advance;

18	Certified Management Agreement

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower, of the relevant Management;

19	Valuation

a valuation of the Ship relevant to such Delivery Advance (dated not earlier than thirty (30) days prior to the Drawdown Date of such Advance) made (at the cost of the Borrowers) on the basis and in the manner specified in clause 8.2.2.

20	DOC and application for SMC

a certified copy of the DOC issued to the Operator of the Ship relevant to such Delivery Advance and either (i) a certified copy of the SMC for such Ship or (ii) evidence satisfactory to the Agent that the Operator has applied to the relevant Regulatory Agency for an SMC for such Ship to be issued pursuant to the Code within any time limit required or recommended by such Regulatory Agency;

21	ISPS Code compliance

(a)	evidence satisfactory to the Agent that the Ship relevant to such Delivery Advance is subject to a ship security plan which complies with the ISPS Code; and

(b)	a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower of the ISSC for such Ship (or an application in respect thereof);

22	Hong Kong opinion

an opinion of JSM, special legal advisers on matters of Hong Kong law to the Agent;

23	Flag State opinion

an opinion of legal advisers to the Agent on matters of the laws of the Flag State for the Ship relevant to such Delivery Advance;

24	Further opinions

such further opinions as the Agent may require; and

25	Further conditions precedent

such further conditions precedent as the Agent may require.

Schedule 4

Form of Transfer Certificate

(refer to in clause 15.3)

TRANSFER CERTIFICATE

Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:	BNP PARIBAS (SUISSE) SA as agent on its own behalf and on behalf of the Borrowers, the Banks, the Account Bank, the Security Agent and the Arranger defined in the Loan Agreement referred to below.

[Date]

Attention: [—]

This certificate (“Transfer Certificate”) relates to a loan agreement dated [—] (the “Loan Agreement”) and made between Fontvieille Shipholding Limited and Moneghetti Shipholding Limited (together the “Borrowers”), (2) the banks and financial institutions defined therein as banks (the “Banks”) and (3) BNP Paribas (Suisse) SA as Arranger, Agent, Security Agent and Account Bank, in relation to a loan of up to One hundred and thirty five million Dollars ($135,000,000). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings when used herein.

In this Certificate:

the “Transferor” means [full name] of [lending office]; and

the “Transferee” means [full name] of [lending office].

1	The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to [ ] per centum ([ ]%) of the [Contribution] [Commitment] of the Transferor (or its predecessors in title), details of which are set out below:

Date of Advance[s]	Amount of Advance[s]	Transferor’s [Contribution] [Commitment] to Advance[s]	Maturity Date

2	By virtue of this Transfer Certificate and clause 15 of the Loan Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment], which amounts to $[ ]].

3	The Transferee hereby requests the Agent (on behalf of itself, the Borrowers, the Account Bank, the Security Agent, the Arranger and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause 15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4	The Transferee:

4.1	confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2	confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Account Bank, the Arranger, the Banks or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;

4.3	agrees that it has not relied and will not rely on the Transferor, the Agent, the Account Bank, the Arranger, the Banks or the Security Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers, or any other Security Party (save as otherwise expressly provided therein);

4.4	warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents; and

4.5	if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, as provided in the Loan Agreement and the Security Documents and agrees to be bound by the terms of the Loan Agreement and the Security Documents.

5	The Transferor:

5.1	warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2	warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and

5.3	agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Transfer Certificate or for a similar purpose.

6	The Transferee hereby undertakes with the Transferor and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7	By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Agent, the Security Agent, the Arranger, the Account Bank and the Banks accept the Transferee as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Account Bank, the Arranger and the Security Agent as provided by the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8	None of the Transferor, the Agent, the Security Agent, the Account Bank, the Arranger or the Banks:

8.1	makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or

8.2	assumes any responsibility for the financial condition of the Borrowers or any of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9	The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10	The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.

11	This Transfer Certificate is governed by, and shall be construed in accordance with, English law.

Transferor	Transferee

By:	By:

Dated:	Dated:

Agent

Agreed for and on behalf of itself as Agent, the Borrowers, the Security Agent, the Account Bank, the Arranger and the Banks.

BNP PARIBAS (SUISSE) SA

By:

Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor’s interest in the security constituted by the Security Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution: $—

Commitment $—

Portion Transferred: —%

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person:

(Loan Administration Department)

Telephone:

Telefax No:

Contact Person:

(Credit Administration Department)

Telephone:

Telefax No:

[Account for payments:]

Schedule 5

Contract Instalment Advances per Ship

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]

first Contract Instalment Advance	first instalment	Upon the later of (a) the date of the relevant Contract and (b) three (3) days after the receipt by the Borrower of the first Refund Guarantee under the relevant Contract

second Contract Instalment Advance	second instalment	On the date falling twelve (12) calendar months after the date of the relevant Contract

third Contract Instalment Advance	third instalment	On the date when the keel of the relevant Ship has been laid

fourth Contract Instalment Advance	fourth instalment	On the date when the relevant Ship has been launched

Schedule 6

Form of Corporate Guarantee

Private & Confidential

Dated 23 April 2008

CERES SHIPPING LTD.	(1)

and

BNP PARIBAS (SUISSE) SA	(2)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	2

3	Payments and Taxes	5

4	Representations and warranties	7

5	Undertakings	9

6	Set-off	11

7	Benefit of this Guarantee	11

8	Notices and other matters	12

9	Law and jurisdiction	13

THIS GUARANTEE is dated 23 April 2008 and made BETWEEN:

(1)	CERES SHIPPING LTD. of Bermuda (the “Guarantor”); and

(2)	BNP PARIBAS (SUISSE) SA, as security agent and trustee for and on behalf of the Secured Creditors (the “Security Agent”).

WHEREAS:

(A)	by a loan agreement dated 23 April 2008 (the “Agreement”) made between (1) Fontvieille Shipholding Limited and Moneghetti Shipholding Limited as joint and several borrowers (the “Borrowers”), (2) BNP Paribas (Suisse) SA as arranger, agent (in such capacity the “Agent”), Security Agent and account bank and (3) the banks and financial institutions referred to in schedule 1 to the Agreement as lenders (the “Banks” and, together with the Agent, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan of up to One hundred and thirty five million Dollars ($135,000,000);

(B)	pursuant to clause 16.14 of the Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a trust deed dated 23 April 2008 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Guarantee for and on behalf of itself and the Secured Creditors; and

(C)	the execution and delivery of this Guarantee is one of the conditions to each Bank making its Commitment available under the Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Applicable Accounting Principles” means the most recent and up-to-date IFRS applicable at any relevant time;

“Banks” includes their respective successors in title and Transferee Banks;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

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“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Guarantee” includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

“Guaranteed Liabilities” means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

“Guarantor” includes the successors in title of the Guarantor;

“Incapacity” means, in relation to a person, the bankruptcy, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

“Relevant Jurisdiction” means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected; and

“Security Agent” includes the successors in title and replacements of the Security Agent.

1.3	Heading

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2	Guarantee

2.1	Covenant to pay

In consideration of the Banks making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers or any of them pursuant to the Agreement, the Guarantor hereby guarantees to pay to the Security Agent, for the account of the Secured Creditors, on demand by the Security Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or any of them to the Secured Creditors or any of them under or pursuant to the Agreement and the other Security Documents or any of them, when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Secured Creditors or any of them or purchased or otherwise acquired by any of them, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever provided always that the Guarantor’s total and several liability under this clause 2.1 shall not exceed fifty per cent (50%) of the total amount of principal, interest, fees, commissions, costs and expenses and all other amounts of whatsoever nature owing by the Borrowers under the Agreement and the other Security Documents at any relevant time.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed,

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commission, fees and other charges and ail legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Secured Creditors or any of them in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers, the Guarantor or any Collateral Instrument.

2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or any of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or any of them on any ground whatsoever whether or not known to the Security Agent and/or the Secured Creditors or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or any of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers or any of them) the Guarantor shall nevertheless be liable to the Security Agent in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof provided always that the Guarantor’s total and several liability under this clause 2.2 shall not exceed fifty per cent (50%) of the total amount of principal, interest, fees, commissions, costs and expenses and all other amounts of whatsoever nature owing by the Borrowers under the Agreement and the other Security Documents at any relevant time. The Guarantor hereby agrees to keep the Security Agent fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or any of them to perform or discharge any such purported obligation or liability, subject always to the fifty per cent (50%) limitation referred above in this clause 2.2.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Security Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding on and conclusive against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrowers or any of them or any other person in respect of its obligations under this Guarantee.

2.5	Interest

Subject to the fifty per cent (50%) limitation referred to in clause 2.1 and clause 2.2, the Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Security Agent in the event of it not being paid when demanded but without prejudice to any Secured Creditor’s right to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1	secure the ultimate balance from time to time owing to the Secured Creditors or any of them by the Borrowers or any of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Security Agent or any of the Secured Creditors; and

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2.6.3	not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent or any of the Secured Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or any of them or any other person liable;

2.7.2	the Security Agent or any of the Secured Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or any of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or any of them or any other person liable; or

2.7.3	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

Neither the Security Agent nor any of the Secured Creditors shall be obliged to make any claim or demand on the Borrowers or any of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Security Agent enforcing this Guarantee and no action taken or omitted by the Security Agent or any of the Secured Creditors in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Security Agent or any of the Secured Creditors be obliged to apply any moneys or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.9	Waiver of Guarantor’s rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks), it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrowers or any of them or any other person liable;

2.9.2	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Guarantor from the Borrowers or any of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrowers or any of them or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4

claim any set-off or counterclaim against the Borrowers or any of them or any other person liable or claim or prove in competition with the Security Agent or any of the Secured Creditors in the liquidation of the Borrowers or any of them or any other person liable or have the benefit of, or share in, any payment from or composition with the Borrowers or any of them or any other person liable or any other Collateral instrument now or hereafter held by

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the Security Agent or any of the Secured Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Agent, it will prove for the whole or any part of its claim in the liquidation of the Borrowers or any of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Security Agent and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Security Agent shall deem appropriate.

2.10	Suspense accounts

Any moneys received in connection with this Guarantee (whether before or after any Incapacity of any of the Borrowers or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Security Agent or any of the Secured Creditors to prove for the whole of its claims against the Borrowers or any of them or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Agent may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Security Agent or any of the Secured Creditors shall be conditional upon no security, disposition or payment to the Security Agent or any of the Secured Creditors by the Borrowers or any of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Security Agent shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Security Agent and shall be delivered to the Security Agent on demand.

2.13	Retention of this Guarantee

The Security Agent shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Security Agent may determine but in any event for no longer than thirty six (36) months after the payment and discharge in full of the Guaranteed Liabilities.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Security Agent as it may specify in writing to the Guarantor.

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Security Agent (or if the Security Agent is required to make any such deduction or withholding from a payment to a Secured Creditor of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent or, as the case may be, such Secured Creditor receives on the due date for such payment (and retains, free from any liability

5

in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Security Agent against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Security Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Tax credits

If the Security Agent receives for its own account a repayment or credit in respect of tax on account for which the Guarantor made an increased payment under clause 3.2, it shall pay to the Guarantor a sum equal to the repayment or credit received, provided always that:

3.3.1	the Security Agent can do so without prejudicing the retention of the amount of such repayment or credit and without prejudice to the right of the Security Agent to obtain any other relief or allowance which may be available to it;

3.3.2	the Security Agent shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a number of transactions;

3.3.3	nothing in this clause shall entitle the Guarantor to enquire about the Security Agent’s tax affairs or oblige the Security Agent to arrange its tax affairs in any particular manner, to disclose any information regarding its tax affair and computations, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

3.3.4	nothing in this clause shall oblige the Security Agent to make a payment which exceeds any repayment or credit in respect of tax on account of which the Guarantor has made an increased payment under clause 3.2; and

3.3.5	any allocation or determination made by the Security Agent under or in connection with this clause shall be binding on the Guarantor.

3.4	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Guarantee or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Security Agent from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The Security Agent will give two (2) days’ notice to the Guarantor prior to proceeding to any such conversion from the first currency to the second currency. Any amount due from the Guarantor under this clause 3.4 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

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4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants to the Security Agent that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of Bermuda as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder (if required by law) and other action has been taken to authorise the execution, delivery and performance of the same;

4.1.3	Binding obligations

this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not:

(i)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

(ii)	conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound; or

(iii)	contravene or conflict with any provision of the constitutional documents of the Guarantor; or

(iv)	result in the creation or imposition of or oblige the Guarantor to create any Encumbrance on any of the undertakings, assets, rights or revenues of the Guarantor;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor which could have a material adverse effect on the management, operations, results of operations, business, properties, performance, prospects, assets, condition (financial or otherwise) of the Guarantor;

4.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

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4.1.7	Choice of law

the choice of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, this Guarantee;

4.1.10	Shareholdings

the Guarantor is legally and ultimately beneficially owned by such person or persons, and in such percentages, as have been disclosed by or on behalf of the Borrowers or any other Security Party to the Agent and/or the Arranger in the negotiation of the Agreement and/or this Guarantee; and

4.1.11	Solvency

(a)	the Guarantor is not unable, nor admits nor has admitted its inability, to pay its debts nor has suspended making payments on any of its debts; and

(b)	the Guarantor has not, by reason of actual or anticipated financial difficulties commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness.

4.2	Initial representations and warranties

The Guarantor further represents and warrants to the Security Agent that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor except for obligations which are mandatorily preferred by operation of law and not by contract;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Creditors or any of them in connection with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all

8

reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any other document or instrument to be executed or delivered under this Guarantee;

4.2.5	No Default

no Default has occurred and is continuing; and

4.2.6	No material adverse change

to the best of the Guarantor’s knowledge, there has been no material adverse change in the management, operations, results of operations, business, properties, prospects, assets, condition (financial or otherwise) of the Guarantor from that described by or on behalf of the Guarantor or any other Security Party to the Creditors or any of them in the negotiation of the Agreement and/or this Guarantee.

4.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 4.2) on each Interest Payment Date, the Guarantor shall:

4.3.1	be deemed to repeat the representations and warranties in clauses 4.1 and 4.2 as if made with reference to the facts and circumstances existing on such day; and

4.3.2	be deemed to further represent and warrant to the Security Agent that the then latest audited financial statements delivered to the Security Agent under this Guarantee (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Guarantor and its Subsidiaries as at the end of the financial period to which the same relate and the consolidated results of the operations of the Guarantor and its Subsidiaries for the financial period to which the same relate and, as at the end of such financial period, neither the Guarantor nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

5	Undertakings

5.1	General

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under any of the Security Documents (except where the Guarantor has discharged in full the Guaranteed Liabilities) and while all or any part of the Total Commitment remains outstanding, it will:

5.1.1	Notice of Default

promptly inform the Security Agent of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Guarantee and, without limiting the generality of the foregoing, will inform the Security Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so reasonably requested by the Security Agent, confirm to the Security Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

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5.1.2	Consents and licences

without prejudice to clauses 4.1 of this Guarantee, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Guarantor under this Guarantee;

5.1.3	Pari passu

ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

5.1.4	Financial statements

prepare or cause to be prepared consolidated financial statements of the Guarantor and its Subsidiaries in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (starting with the financial year ending on 31 December 2008) and cause the same to be reported on by their auditors and deliver as many copies of the same as the Security Agent may reasonably require as soon as practicable but not later than one hundred and eighty (180) days after the end of the financial year to which they relate;

5.1.5	Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent’s or any Bank’s customers and the compliance by the Agent or any Bank with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations or the Agent’s or any Bank’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time; and

5.1.6	Provision of further information

provide the Security Agent with such financial or other information concerning the Guarantor, its Subsidiaries and their respective affairs (including, without limitation, their activities, financial standing, operations and information on the realised and budgeted operating expenses and cash flow forecasts) as the Security Agent may from time to time reasonably require.

5.2	Negative undertakings

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under the Security Documents (except where the Guarantor has discharged in full the Guaranteed Liabilities) and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks):

5.2.1	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate reconstruction or redomiciliation of any type; or

5.2.2	Other business

undertake any business other than that conducted by it on the date of this Guarantee.

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6	Set-off

The Guarantor authorises the Security Agent, at any time after the occurrence of an Event of Default which is subsisting, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Security Agent at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Security Agent under this Guarantee. For this purpose the Security Agent is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Security Agent shall not be obliged to exercise any right given to it by this clause 6. The Security Agent shall notify the Guarantor and the Secured Creditors forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Security Agent and its successors in title and/or replacements. The Guarantor expressly acknowledges and accepts the provisions of clause 16 of the Agreement and agrees that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of Secured Creditors

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of any of the Secured Creditors or the Security Agent or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or replacement of the Security Agent (which replacement shall have been appointed pursuant to clause 16 of the Agreement) in the same manner as if such successor in title or replacement had been named in this Guarantee as a party instead of, or in addition to, the Security Agent.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Security Agent may, with the prior consent of the Guarantor (such consent not to be unreasonably withheld and the request for which to be promptly responded to), disclose to a prospective replacement of the Security Agent or a Transferee Bank or to any other person who may propose entering into contractual relations with the Security Agent in relation to the Agreement such information about the Guarantor as the Security Agent shall consider appropriate.

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8	Notices and other matters

8.1	Notice

Clauses 17.1 and 17.2 of the Agreement shall apply to this Guarantee as if set out herein and every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

Ceres Shipping Ltd.
69 Akti Miaouli
Piraeus 185 37
Greece

	Fax:	0030210 4283538
	Attention:	Mrs Elly Eleftheriou

8.1.2	if to the Security Agent at:

BNP Paribas (Suisse) SA Place de Hollande 2
P.O. Box CH-1211
Geneva, 11
Switzerland

	Fax:	+41 58 212 7650
	Attention:	Shipping Dept/Greek Desk

or to such other address or facsimile number as is notified by the Guarantor or the Security Agent to the other party to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Security Agent to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

8.3	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Security Agent shall be entitled to rely.

8.4	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Agent or any of the Secured Creditors.

8.5	Expenses

The Guarantor agrees to reimburse the Security Agent on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Security Agent in relation to the enforcement of this Guarantee against the Guarantor.

8.6	Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

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9	Law and jurisdiction

9.1	Law

This Guarantee is governed by and shall be construed in accordance with English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Security Agent that any legal action or proceedings arising out of or in connection with this Guarantee against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Unisea Maritime Ltd. at present of 14 Heafort Place, London SW1A 7DH, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Security Agent arising out of or in connection with this Guarantee.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
CERES SHIPPING LTD.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
BNP PARIBAS (SUISSE) SA	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

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Private & Confidential

Dated 23 April 2008

BRETTA TANKER HOLDINGS INC.	(1)

and

BNP PARIBAS (SUISSE) SA	(2)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	2

3	Payments and Taxes	5

4	Representations and warranties	7

5	Undertakings	9

6	Set-off	11

7	Benefit of this Guarantee	11

8	Notices and other matters	12

9	Law and jurisdiction	13

THIS GUARANTEE is dated 23 April 2008 and made BETWEEN:

(1)	BRETTA TANKER HOLDINGS INC. of Panama (the “Guarantor”); and

(2)	BNP PARIBAS (SUISSE) SA, as security agent and trustee for and on behalf of the Secured Creditors (the “Security Agent”).

WHEREAS:

(A)	by a loan agreement dated 23 April 2008 (the “Agreement”) made between (1) Fontvieille Shipholding Limited and Moneghetti Shipholding Limited as joint and several borrowers (the “Borrowers”), (2) BNP Paribas (Suisse) SA as arranger, agent (in such capacity the “Agent”), Security Agent and account bank and (3) the banks and financial institutions referred to in schedule 1 to the Agreement as lenders (the “Banks” and, together with the Agent, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan of up to One hundred and thirty five million Dollars ($135,000,000);

(B)	pursuant to clause 16.14 of the Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a trust deed dated 23 April 2008 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Guarantee for and on behalf of itself and the Secured Creditors; and

(C)	the execution and delivery of this Guarantee is one of the conditions to each Bank making its Commitment available under the Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Applicable Accounting Principles” means the most recent and up-to-date IFRS applicable at any relevant time;

“Banks” includes their respective successors in title and Transferee Banks;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

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“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Guarantee” includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

“Guaranteed Liabilities” means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

“Guarantor” includes the successors in title of the Guarantor;

“Incapacity” means, in relation to a person, the bankruptcy, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

“Relevant Jurisdiction” means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected; and

“Security Agent” includes the successors in title and replacements of the Security Agent.

1.3	Heading

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2	Guarantee

2.1	Covenant to pay

In consideration of the Banks making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers or any of them pursuant to the Agreement, the Guarantor hereby guarantees to pay to the Security Agent, for the account of the Secured Creditors, on demand by the Security Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or any of them to the Secured Creditors or any of them under or pursuant to the Agreement and the other Security Documents or any of them, when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Secured Creditors or any of them or purchased or otherwise acquired by any of them, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever provided always that the Guarantor’s total and several liability under this clause 2.1 shall not exceed fifty per cent (50%) of the total amount of principal, interest, fees, commissions, costs and expenses and all other amounts of whatsoever nature owing by the Borrowers under the Agreement and the other Security Documents at any relevant time.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed,

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commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Secured Creditors or any of them in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers, the Guarantor or any Collateral Instrument.

2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or any of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or any of them on any ground whatsoever whether or not known to the Security Agent and/or the Secured Creditors or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or any of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers or any of them) the Guarantor shall nevertheless be liable to the Security Agent in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof provided always that the Guarantor’s total and several liability under this clause 2.2 shall not exceed fifty per cent (50%) of the total amount of principal, interest, fees, commissions, costs and expenses and all other amounts of whatsoever nature owing by the Borrowers under the Agreement and the other Security Documents at any relevant time. The Guarantor hereby agrees to keep the Security Agent fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or any of them to perform or discharge any such purported obligation or liability, subject always to the fifty per cent (50%) limitation referred above in this clause 2.2.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Security Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding on and conclusive against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrowers or any of them or any other person in respect of its obligations under this Guarantee.

2.5	Interest

Subject to the fifty per cent (50%) limitation referred to in clause 2.1 and clause 2.2, the Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Security Agent in the event of it not being paid when demanded but without prejudice to any Secured Creditor’s right to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1	secure the ultimate balance from time to time owing to the Secured Creditors or any of them by the Borrowers or any of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Security Agent or any of the Secured Creditors; and

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2.6.3	not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent or any of the Secured Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or any of them or any other person liable;

2.7.2	the Security Agent or any of the Secured Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or any of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or any of them or any other person liable; or

2.7.3	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

Neither the Security Agent nor any of the Secured Creditors shall be obliged to make any claim or demand on the Borrowers or any of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Security Agent enforcing this Guarantee and no action taken or omitted by the Security Agent or any of the Secured Creditors in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee.

2.9	Waiver of Guarantor’s rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks), it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrowers or any of them or any other person liable;

2.9.2	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Guarantor from the Borrowers or any of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrowers or any of them or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4

claim any set-off or counterclaim against the Borrowers or any of them or any other person liable or claim or prove in competition with the Security Agent or any of the Secured Creditors in the liquidation of the Borrowers or any of them or any other person liable or have the benefit of, or share in, any payment from or composition with the Borrowers or any of them or any other person liable or any other Collateral Instrument now or hereafter held by the Security Agent or any of the Secured Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Agent, it will prove for the whole or any part of its claim in the liquidation of the Borrowers or

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any of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Security Agent and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Security Agent shall deem appropriate.

2.10	Suspense accounts

Any moneys received in connection with this Guarantee (whether before or after any Incapacity of any of the Borrowers or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Security Agent or any of the Secured Creditors to prove for the whole of its claims against the Borrowers or any of them or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Agent may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Security Agent or any of the Secured Creditors shall be conditional upon no security, disposition or payment to the Security Agent or any of the Secured Creditors by the Borrowers or any of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Security Agent shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property (but excluding any dividends paid by a Borrower to the Guarantor, if such payment is permitted by the terms of the Agreement), such security, money or other property shall be held on trust for the Security Agent and shall be delivered to the Security Agent on demand.

2.13	Retention of this Guarantee

The Security Agent shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Security Agent may determine but in any event for no longer than thirty six (36) months after the payment and discharge in full of the Guaranteed Liabilities.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Security Agent as it may specify in writing to the Guarantor.

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Security Agent (or if the Security Agent is required to make any such deduction or withholding from a payment to a Secured Creditor of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent or, as the case may be, such Secured Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have

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received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Security Agent against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Security Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Tax credits

If the Security Agent receives for its own account a repayment or credit in respect of tax on account for which the Guarantor made an increased payment under clause 3.2, it shall pay to the Guarantor a sum equal to the repayment or credit received, provided always that:

3.3.1	the Security Agent can do so without prejudicing the retention of the amount of such repayment or credit and without prejudice to the right of the Security Agent to obtain any other relief or allowance which may be available to it;

3.3.2	the Security Agent shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a number of transactions;

3.3.3	nothing in this clause shall entitle the Guarantor to enquire about the Security Agent’s tax affairs or oblige the Security Agent to arrange its tax affairs in any particular manner, to disclose any information regarding its tax affair and computations, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

3.3.4	nothing in this clause shall oblige the Security Agent to make a payment which exceeds any repayment or credit in respect of tax on account of which the Guarantor has made an increased payment under clause 3.2; and

3.3.5	any allocation or determination made by the Security Agent under or in connection with this clause shall be binding on the Guarantor.

3.4	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Guarantee or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Security Agent from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The Security Agent will give two (2) days’ notice to the Guarantor prior to proceeding to any such conversion from the first currency to the second currency. Any amount due from the Guarantor under this clause 3.4 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

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4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants to the Security Agent that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of Panama as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder (if required by law) and other action has been taken to authorise the execution, delivery and performance of the same;

4.1.3	Binding obligations

this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not:

(i)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

(ii)	conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound; or

(iii)	contravene or conflict with any provision of the constitutional documents of the Guarantor; or

(iv)	result in the creation or imposition of or oblige the Guarantor to create any Encumbrance on any of the undertakings, assets, rights or revenues of the Guarantor;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor or any of its Subsidiaries which could have a material adverse effect on the management, operations, results of operations, business, properties, performance, prospects, assets, condition (financial or otherwise) of the Guarantor or any of its Subsidiaries;

4.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

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4.1.7	Choice of law

the choice of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, this Guarantee;

4.1.10	Shareholdings

the Guarantor is legally and ultimately beneficially owned by such person or persons, and in such percentages, as have been disclosed by or on behalf of the Borrowers or any other Security Party to the Agent and/or the Arranger in the negotiation of the Agreement and/or this Guarantee; and

4.1.11	Solvency

(a)	neither the Guarantor nor any of its Subsidiaries is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts; and

(b)	neither the Guarantor nor any of its Subsidiaries has by reason of actual or anticipated financial difficulties commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness.

4.2	Initial representations and warranties

The Guarantor further represents and warrants to the Security Agent that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor except for obligations which are mandatorily preferred by operation of law and not by contract;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Creditors or any of them in connection with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all

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reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any other document or instrument to be executed or delivered under this Guarantee;

4.2.5	No Default

no Default has occurred and is continuing; and

4.2.6	No material adverse change

to the best of the Guarantor’s knowledge, there has been no material adverse change in the management, operations, results of operations, business, properties, prospects, assets, condition (financial or otherwise) of the Guarantor or any of its Subsidiaries from that described by or on behalf of the Guarantor or any other Security Party to the Creditors or any of them in the negotiation of the Agreement and/or this Guarantee.

4.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 4.2) on each Interest Payment Date, the Guarantor shall:

4.3.1	be deemed to repeat the representations and warranties in clauses 4.1 and 4.2 as if made with reference to the facts and circumstances existing on such day; and

4.3.2	be deemed to further represent and warrant to the Security Agent that the then latest audited financial statements delivered to the Security Agent under this Guarantee (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Guarantor and its Subsidiaries as at the end of the financial period to which the same relate and the consolidated results of the operations of the Guarantor and its Subsidiaries for the financial period to which the same relate and, as at the end of such financial period, neither the Guarantor nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

5	Undertakings

5.1	General

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will:

5.1.1	Notice of Default

promptly inform the Security Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Security Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so reasonably requested by the Security Agent, confirm to the Security Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

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5.1.2	Consents and licences

without prejudice to clauses 4.1 of this Guarantee, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Guarantor under this Guarantee;

5.1.3	Pari passu

ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

5.1.4	Financial statements

prepare or cause to be prepared consolidated financial statements of the Guarantor and its Subsidiaries in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (starting with the financial year ending on 31 December 2008) and cause the same to be reported on by their auditors and deliver as many copies of the same as the Security Agent may reasonably require as soon as practicable but not later than one hundred and eighty (180) days after the end of the financial year to which they relate;

5.1.5	Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent’s or any Bank’s customers and the compliance by the Agent or any Bank with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations or the Agent’s or any Bank’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time; and

5.1.6	Provision of further information

provide the Security Agent with such financial or other information concerning any Borrower, the Guarantor and their respective Related Companies and any other Relevant Parties and their respective affairs (including, without limitation, their activities, financial standing, Indebtedness, operations, the performance of the Ships or any other vessels and information on the realised and budgeted operating expenses and cash flow forecasts) as the Security Agent may from time to time require.

5.2	Negative undertakings

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks):

5.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their shares in the Borrowers or either of them;

5.2.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate reconstruction or redomiciliation of any type;

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5.2.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of their shares in the Borrowers or either of them whether by one or a series of transactions related or not; or

5.2.4	Other business

undertake any business other than that conducted by it on the date of this Guarantee.

6	Set-off

The Guarantor authorises the Security Agent, at any time after the occurrence of an Event of Default which is subsisting, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Security Agent at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Security Agent under this Guarantee. For this purpose the Security Agent is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Security Agent shall not be obliged to exercise any right given to it by this clause 6. The Security Agent shall notify the Guarantor and the Secured Creditors forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Security Agent and its successors in title and/or replacements. The Guarantor expressly acknowledges and accepts the provisions of clause 16 of the Agreement and agrees that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of Secured Creditors

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of any of the Secured Creditors or the Security Agent or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or replacement of the Security Agent (which replacement shall have been appointed pursuant to clause 16 of the Agreement) in the same manner as if such successor in title or replacement had been named in this Guarantee as a party instead of, or in addition to, the Security Agent.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Security Agent may, with the prior consent of the Guarantor (such consent not to be unreasonably withheld and the request for which to be promptly responded to), disclose to a prospective replacement of the Security Agent or a Transferee Bank or to any other person who may propose entering into contractual relations with the Security Agent in relation to the Agreement such information about the Guarantor as the Security Agent shall consider appropriate.

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8	Notices and other matters

8.1	Notice

Clauses 17.1 and 17.2 of the Agreement shall apply to this Guarantee as if set out herein and every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

Bretta Tanker Holdings Inc.

c/o C Transport Maritime S.A.M.

Gildo Pastor Center

7 Rue du Gabian

98000 Monaco

Fax:	+377 9798 2302
Attention:	Mr Luigi Pulcini

8.1.2	if to the Security Agent at:

BNP Paribas (Suisse) SA

Place de Hollande 2

P.O. Box CH-1211

Geneva, 11

Switzerland

Fax:	+41 58 212 7650
Attention:	Shipping Dept/Greek Desk

or to such other address or facsimile number as is notified by the Guarantor or the Security Agent to the other party to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Security Agent to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

8.3	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Security Agent shall be entitled to rely.

8.4	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Agent or any of the Secured Creditors.

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8.5	Expenses

The Guarantor agrees to reimburse the Security Agent on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Security Agent in relation to the enforcement of this Guarantee against the Guarantor.

8.6	Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

9	Law and jurisdiction

9.1	Law

This Guarantee is governed by and shall be construed in accordance with English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Security Agent that any legal action or proceedings arising out of or in connection with this Guarantee against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Unisea Maritime Ltd. at present of 14 Headfort Place, London SW1 7DH, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Security Agent arising out of or in connection with this Guarantee.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
BRETTA TANKER HOLDINGS INC.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
BNP PARIBAS (SUISSE) SA	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

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Private & Confidential

Dated 23 April 2008

EURONAV N.V.	(1)

and

BNP PARIBAS (SUISSE) SA	(2)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	2

3	Payments and Taxes	5

4	Representations and warranties	7

5	Undertakings	9

6	Set-off	11

7	Benefit of this Guarantee	11

8	Notices and other matters	11

9	Law and jurisdiction	13

THIS GUARANTEE is dated 23 April 2008 and made BETWEEN:

(1)	EURONAV N.V. of Belgium (the “Guarantor”); and

(2)	BNP PARIBAS (SUISSE) SA, as security agent and trustee for and on behalf of the Secured Creditors (the “Security Agent”).

WHEREAS:

(A)	by a loan agreement dated 23 April 2008 (the “Agreement”) made between (1) Fontvieille Shipholding Limited and Moneghetti Shipholding Limited as joint and several borrowers (the “Borrowers”), (2) BNP Paribas (Suisse) SA as arranger, agent (in such capacity the “Agent”), Security Agent and account bank and (3) the banks and financial institutions referred to in schedule 1 to the Agreement as lenders (the “Banks” and, together with the Agent, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan of up to One hundred and thirty five million Dollars ($135,000,000);

(B)	pursuant to clause 16.14 of the Agreement, each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a trust deed dated 23 April 2008 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Guarantee for and on behalf of itself and the Secured Creditors; and

(C)	the execution and delivery of this Guarantee is one of the conditions to each Bank making its Commitment available under the Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Applicable Accounting Principles” means the most recent and up-to-date IFRS applicable at any relevant time;

“Banks” includes their respective successors in title and Transferee Banks;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

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“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Guarantee” includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

“Guaranteed Liabilities” means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

“Guarantor” includes the successors in title of the Guarantor;

“Incapacity” means, in relation to a person, the bankruptcy, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

“Relevant Jurisdiction” means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected; and

“Security Agent” includes the successors in title and replacements of the Security Agent.

1.3	Heading

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2	Guarantee

2.1	Covenant to pay

In consideration of the Banks making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers or any of them pursuant to the Agreement, the Guarantor hereby guarantees to pay to the Security Agent, for the account of the Secured Creditors, on demand by the Security Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or any of them to the Secured Creditors or any of them under or pursuant to the Agreement and the other Security Documents or any of them, when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Secured Creditors or any of them or purchased or otherwise acquired by any of them, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever provided always that the Guarantor’s total and several liability under this clause 2.1 shall not exceed fifty per cent (50%) of the total amount of principal, interest, fees, commissions, costs and expenses and all other amounts of whatsoever nature owing by the Borrowers under the Agreement and the other Security Documents at any relevant time.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed,

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commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Secured Creditors or any of them in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers, the Guarantor or any Collateral Instrument.

2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or any of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or any of them on any ground whatsoever whether or not known to the Security Agent and/or the Secured Creditors or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or any of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers or any of them) the Guarantor shall nevertheless be liable to the Security Agent in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof provided always that the Guarantor’s total and several liability under this clause 2.2 shall not exceed fifty per cent (50%) of the total amount of principal, interest, fees, commissions, costs and expenses and all other amounts of whatsoever nature owing by the Borrowers under the Agreement and the other Security Documents at any relevant time. The Guarantor hereby agrees to keep the Security Agent fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or any of them to perform or discharge any such purported obligation or liability, subject always to the fifty per cent (50%) limitation referred above in this clause 2.2.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Security Agent, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding on and conclusive against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrowers or any of them or any other person in respect of its obligations under this Guarantee.

2.5	Interest

Subject to the fifty per cent (50%) limitation referred to in clause 2.1 and clause 2.2, the Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Security Agent in the event of it not being paid when demanded but without prejudice to any Secured Creditor’s right to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1	secure the ultimate balance from time to time owing to the Secured Creditors or any of them by the Borrowers or any of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Security Agent or any of the Secured Creditors; and

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2.6.3	not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent or any of the Secured Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or any of them or any other person liable;

2.7.2	the Security Agent or any of the Secured Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or any of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or any of them or any other person liable; or

2.7.3	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

Neither the Security Agent nor any of the Secured Creditors shall be obliged to make any claim or demand on the Borrowers or any of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Security Agent enforcing this Guarantee and no action taken or omitted by the Security Agent or any of the Secured Creditors in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee.

2.9	Waiver of Guarantor’s rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks), it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrowers or any of them or any other person liable;

2.9.2	demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Guarantor from the Borrowers or any of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrowers or any of them or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4

claim any set-off or counterclaim against the Borrowers or any of them or any other person liable or claim or prove in competition with the Security Agent or any of the Secured Creditors in the liquidation of the Borrowers or any of them or any other person liable or have the benefit of, or share in, any payment from or composition with the Borrowers or any of them or any other person liable or any other Collateral Instrument now or hereafter held by the Security Agent or any of the Secured Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Agent, it will prove for the whole or any part of its claim in the liquidation of the Borrowers or

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any of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Security Agent and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Security Agent shall deem appropriate.

2.10	Suspense accounts

Any moneys received in connection with this Guarantee (whether before or after any Incapacity of any of the Borrowers or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Security Agent or any of the Secured Creditors to prove for the whole of its claims against the Borrowers or any of them or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Agent may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Security Agent or any of the Secured Creditors shall be conditional upon no security, disposition or payment to the Security Agent or any of the Secured Creditors by the Borrowers or any of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Security Agent shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property (but excluding any dividends paid by any Subsidiary of the Guarantor to the Guarantor, if such payment is not prohibited by the terms of the Agreement or any other Security Document), such security, money or other property shall be held on trust for the Security Agent and shall be delivered to the Security Agent on demand.

2.13	Retention of this Guarantee

The Security Agent shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Security Agent may determine but in any event for no longer than six (6) months after the payment and discharge in full of the Guaranteed Liabilities.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Security Agent as it may specify in writing to the Guarantor.

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Security Agent (or if the Security Agent is required to make any such deduction or withholding from a payment to a Secured Creditor of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Agent or, as the case may be, such Secured Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have

5

received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Security Agent against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Security Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Tax credits

If the Security Agent receives for its own account a repayment or credit in respect of tax on account for which the Guarantor made an increased payment under clause 3.2, it shall pay to the Guarantor a sum equal to the repayment or credit received, provided always that:

3.3.1	the Security Agent can do so without prejudicing the retention of the amount of such repayment or credit and without prejudice to the right of the Security Agent to obtain any other relief or allowance which may be available to it;

3.3.2	the Security Agent shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a number of transactions;

3.3.3	nothing in this clause shall entitle the Guarantor to enquire about the Security Agent’s tax affairs or oblige the Security Agent to arrange its tax affairs in any particular manner, to disclose any information regarding its tax affair and computations, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

3.3.4	nothing in this clause shall oblige the Security Agent to make a payment which exceeds any repayment or credit in respect of tax on account of which the Guarantor has made an increased payment under clause 3.2; and

3.3.5	any allocation or determination made by the Security Agent under or in connection with this clause shall be binding on the Guarantor.

3.4	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under this Guarantee or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Security Agent from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The Security Agent will give two (2) days’ notice to the Guarantor prior to proceeding to any such conversion from the first currency to the second currency. Any amount due from the Guarantor under this clause 3.4 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

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4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants to the Security Agent that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of Belgium as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder (if required by law) and other action has been taken to authorise the execution, delivery and performance of the same;

4.1.3	Binding obligations

this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not:

(i)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

(ii)	conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound; or

(iii)	contravene or conflict with any provision of the constitutional documents of the Guarantor; or

(iv)	result in the creation or imposition of or oblige the Guarantor to create any Encumbrance on any of the undertakings, assets, rights or revenues of the Guarantor;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor or any of its Subsidiaries which could have a material adverse effect on the management, operations, results of operations, business, properties, performance, prospects, assets, condition (financial or otherwise) of the Guarantor or any of its Subsidiaries;

4.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

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4.1.7	Choice of law

the choice of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, this Guarantee; and

4.1.10	Solvency

(a)	neither the Guarantor nor any of its Subsidiaries is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts; and

(b)	neither the Guarantor nor any of its Subsidiaries has by reason of actual or anticipated financial difficulties commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness.

4.2	Initial representations and warranties

The Guarantor further represents and warrants to the Security Agent that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness in excess of Fifteen million Dollars ($15,000,000) to which it is a party or by which it may be bound;

4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Creditors or any of them in connection with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any other document or instrument to be executed or delivered under this Guarantee;

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4.2.5	No Default

no Default has occurred and is continuing;

4.2.6	No material adverse change

to the best of the Guarantor’s knowledge, there has been no material adverse change in the management, operations, results of operations, business, properties, prospects, assets, condition (financial or otherwise) of the Guarantor or any of its Subsidiaries from that described by or on behalf of the Guarantor or any other Security Party to the Creditors or any of them in the negotiation of the Agreement and/or this Guarantee; and

4.2.7	Shareholdings

on the date of this Agreement:

(a)	twenty seven point nine six per cent (27.96%) of the shares in the Guarantor is legally and beneficially owned by Saverco NV of Belgium and twenty point four nine per cent (20.49%) of the shares in the Guarantor is legally and beneficially owned by Tanklog Holdings Ltd. of Cyprus;

(b)	no less than fifty per cent (50%) of the shares in each of the Borrowers is legally owned by Euronav Hong Kong Limited; and

(c)	Euronav Hong Kong Limited is a wholly-owned direct Subsidiary of the Guarantor.

4.3	Repetition of representations and warranties

On and as of each Drawdown Date and on each Interest Payment Date, the Guarantor shall:

4.3.1	be deemed to repeat the representations and warranties in clauses 4.1 and 4.2 (except that the representation of clause 4.2.7 shall not be deemed repeated at any time after the date of this Agreement and that the other representations of clause 4.2 shall not be deemed repeated on the Interest Payment Dates) as if made with reference to the facts and circumstances existing on such day; and

4.3.2	be deemed to further represent and warrant to the Security Agent that the then latest audited financial statements delivered to the Security Agent under this Guarantee (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Guarantor and its Subsidiaries as at the end of the financial period to which the same relate and the consolidated results of the operations of the Guarantor and its Subsidiaries for the financial period to which the same relate and, as at the end of such financial period, neither the Guarantor nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

5	Undertakings

5.1	General

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will:

5.1.1	Notice of Default

promptly inform the Security Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of

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the foregoing, will inform the Security Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so reasonably requested by the Security Agent, confirm to the Security Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

5.1.2	Consents and licences

without prejudice to clauses 4.1 of this Guarantee, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Guarantor under this Guarantee;

5.1.3	Financial statements

prepare or cause to be prepared consolidated financial statements of the Guarantor and its Subsidiaries in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year (starting with the financial year ending on 31 December 2008) and cause the same to be reported on by their auditors and deliver as many copies of the same as the Security Agent may reasonably require as soon as practicable but not later than one hundred and eighty (180) days after the end of the financial year to which they relate; and

5.1.4	Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent’s or any Bank’s customers and the compliance by the Agent or any Bank with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations or the Agent’s or any Bank’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time.

5.2	Negative undertakings

The Guarantor undertakes with the Security Agent that, from the date of this Guarantee and so long as any moneys are owing under the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Security Agent (acting on the instructions of the Majority Banks):

5.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of the shares in the Borrowers or either of them owned on the date of this Agreement by Euronav Hong Kong Limited;

5.2.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate reconstruction or redomiciliation of any type;

5.2.3	Disposals

permit any sale, transfer or other disposal by Euronav Hong Kong Limited over any part of the shares in the Borrowers or either of them owned on the date of this Agreement by Euronav Hong Kong Limited, whether by one or a series of transactions related or not; or

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5.2.4	Other business

undertake any business other than that conducted by it on the date of this Guarantee.

6	Set-off

The Guarantor authorises the Security Agent, at any time after the occurrence of an Event of Default which is subsisting, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Security Agent at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Security Agent under this Guarantee. For this purpose the Security Agent is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Security Agent shall not be obliged to exercise any right given to it by this clause 6. The Security Agent shall notify the Guarantor and the Secured Creditors forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Security Agent and its successors in title and/or replacements. The Guarantor expressly acknowledges and accepts the provisions of clause 16 of the Agreement and agrees that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of Secured Creditors

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of any of the Secured Creditors or the Security Agent or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or replacement of the Security Agent (which replacement shall have been appointed pursuant to clause 16 of the Agreement) in the same manner as if such successor in title or replacement had been named in this Guarantee as a party instead of, or in addition to, the Security Agent.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Security Agent may, with the prior consent of the Guarantor (such consent not to be unreasonably withheld and the request for which to be promptly responded to), disclose to a prospective replacement of the Security Agent or a Transferee Bank or to any other person who may propose entering into contractual relations with the Security Agent in relation to the Agreement such information about the Guarantor as the Security Agent shall consider appropriate.

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8	Notices and other matters

8.1	Notice

Clauses 17.1 and 17.2 of the Agreement shall apply to this Guarantee as if set out herein and every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

Euronav N.V.

De Gerlachekaai 20

B-2000 Antwerp

Belgium

Fax:	+3232 475 699
Attention:	Finance Director

8.1.2	if to the Security Agent at:

BNP Paribas (Suisse) SA

Place de Hollande 2

P.O. Box CH-1211

Geneva, 11

Switzerland

Fax:	+41 58 212 7650
Attention:	Shipping Dept/Greek Desk

or to such other address or facsimile number as is notified by the Guarantor or the Security Agent to the other party to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Security Agent to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

8.3	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Security Agent shall be entitled to rely.

8.4	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Security Agent or any of the Secured Creditors.

8.5	Expenses

The Guarantor agrees to reimburse the Security Agent on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Security Agent in relation to the enforcement of this Guarantee against the Guarantor.

8.6	Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

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9	Law and jurisdiction

9.1	Law

This Guarantee is governed by and shall be construed in accordance with English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Security Agent that any legal action or proceedings arising out of or in connection with this Guarantee against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Euronav (UK) Agencies Ltd. at present of Moreau House, 3rd floor, 116 Brompton Road, London SW3 1JJ, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Security Agent arising out of or in connection with this Guarantee.

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
EURONAV N.V.	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
BNP PARIBAS (SUISSE) SA	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

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Schedule 7

Form of Pre-delivery Security Assignment

Private & Confidential

Dated              2008

[FONTVIEILLE SHIPHOLDING LIMITED]

[MONEGHETTI SHIPHOLDING LIMITED]	(1)

and

BNP PARIBAS (SUISSE) SA	(2)

PRE-DELIVERY SECURITY ASSIGNMENT

in respect of Hull No. [—] [—] at

the yard of Samsung Heavy Industries Co., Ltd.

in Geoje Island

Contents

Clause		Page

1	Definitions	1

2	Assignment	3

3	Undertakings	4

4	Continuing security and other matters	6

5	Powers of Security Agent	7

6	Application of moneys	8

7	Remedies cumulative and other provisions	9

8	Costs and indemnity	9

9	Attorney	10

10	Further assurance	10

11	Assignment	11

12	Notices	11

13	Law and jurisdiction	11

Schedule 1 Form of notice of assignment of Contract and acknowledgement		12

Schedule 2 Form of notice of assignment of Refund Guarantees and acknowledgement		15

THIS DEED OF ASSIGNMENT is made the      day of          2008 BETWEEN:

(1)	[FONTVIEILLE SHIPHOLDING LIMITED] [MONEGHETTI SHIPHOLDING LIMITED], a company incorporated in Panama whose registered office is at Panama (the “Buyer”); and

(2)	BNP PARIBAS (SUISSE) SA, a company incorporated in Switzerland whose registered office is at Place de Hollande 2, P.O. Box CH-1211, Geneva 11, Switzerland as security agent and trustee for and on behalf of the Secured Creditors (the “Security Agent”).

WHEREAS:

(A)	the Buyer has entered into a shipbuilding contract dated 16 April 2008 with Samsung Heavy Industries Co., Ltd. of the Republic of Korea (the “Builder”) as the same has been amended by an addendum No. 1 dated 16 April 2008 and as may be further amended and supplemented from time to time (together the “Contract”), in relation to the construction and sale by the Builder, and the purchase by the Buyer, of a 158,000 dwt crude oil tanker to be known during construction as Hull No. [—] [—] at the Builder’s yard in Geoje Island, Korea (the “Ship”);

(B)	by a loan agreement dated 23 April 2008 (the “Agreement”) and made between (1) the Buyer and [—] as joint and several borrowers (together therein and herein referred to as the “Borrowers”), (2) BNP Paribas (Suisse) SA as arranger, agent (in such capacity the “Agent”), Security Agent and account bank and (3) the banks and financial institutions referred to in schedule 1 to the Agreement as lenders (the “Banks” and, together with the Agent, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a loan of up to One hundred and thirty five million Dollars ($135,000,000);

(C)	pursuant to clause 16.14 of the Agreement each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a Trust Deed dated [—] 2008 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Deed for and on behalf of itself and the Secured Creditors; and

(D)	this Deed is the [Fontvieille] [Moneghetti] Pre-delivery Security Assignment referred to in the Agreement and is supplemental to the Agreement.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Agreement shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Agreement” means the loan agreement referred to in recital (B) hereto;

“Assigned Documents” means:

(a)	the Contract; and

(b)	the Refund Guarantees;

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“Assigned Property” means all of the Buyer’s rights, title, interest and all its benefits present and future in and under the Assigned Documents and in all moneys payable by the Builder or the Refund Guarantors or any of them to the Buyer thereunder including, without prejudice to the generality of the foregoing, all claims for damages in respect of any breach by the Builder of the Contract or by a Refund Guarantor of any Refund Guarantee issued by it and all the rights of the Buyer to take delivery of and title to the Ship under the Contract;

“Banks” includes their respective successors in title and Transferee Banks;

“Borrowers” includes the successors in title of each of the Borrowers;

“Builder” includes its respective successors in title;

“Buyer” includes the successors in title of the Buyer;

“Contract” means the shipbuilding contract referred to in recital (A) hereto;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Security Agent) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees, insurance premiums, commission in connection with any assignment of the Assigned Property or the sale of the Ship, costs of supervision of construction of the Ship and costs of safeguarding, maintaining and insuring the Ship in the event of her sale after delivery under the Contract) suffered, incurred or paid by the Security Agent or any Secured Creditor in connection with the exercise of the powers referred to in or granted by the Agreement or this Deed and the other Security Documents or otherwise payable by the Buyer in accordance with clause 8; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Security Agent or any Secured Creditor until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Agreement (as conclusively certified by the Agent at the request of the Security Agent);

“Outstanding Indebtedness” means all sums actually or contingently owing to the Secured Creditors or any of them under the Agreement, all Expenses and all other sums payable by the Borrowers or any of them to the Secured Creditors, the Security Agent or any of them under or pursuant to the terms of this Deed or any of the other Security Documents;

“Refund Guarantees” means, together, the letter of refund guarantee dated                      number              and issued by The Korea Development Bank as Refund Guarantor in favour of the Buyer and each of the other letters of guarantee issued or (as the context may require) to be issued by a Refund Guarantor in favour of the Buyer, in each case in respect of the Builder’s obligations under the Contract and any further guarantee(s) to be issued by any Refund Guarantor in respect of such obligations pursuant to any agreement supplemental to the Contract and any extensions, renewals or replacements thereto or thereof and “Refund Guarantee” means any of them;

“Refund Guarantor” means, in relation to each Refund Guarantee, The Korea Development Bank, Corporate Banking Dept. 1 of 16-3, Yeonido-dong, Yeongdeungpo-gu, Seou 150-973, Korea and/or any other bank or financial institution acceptable to the Agent in its sole discretion and appointed by the Builder to issue that Refund Guarantee and includes its successors in title and “Refund Guarantors” means any or all of them;

“Security Agent” includes the successors in title and replacements of the Security Agent; and

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“Security Period” means the period commencing on the date of this Deed and terminating upon discharge of the security created by the Security Documents and payment of all moneys payable thereunder.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Deed as if set out herein.

1.5	Conflict with Agreement

This Deed shall be read together with the Agreement but in case of any conflict between this Deed and the Agreement, the provisions of the Agreement shall prevail.

2	Assignment

2.1	Assignment

By way of security for payment of the Outstanding Indebtedness the Buyer with full title guarantee hereby assigns and agrees to assign to the Security Agent the Assigned Property provided however that:

2.1.1	all moneys payable to the Buyer comprised in the Assigned Property (other than moneys described in clause 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5 or 6.1.6 which shall in all circumstances be payable to the Security Agent) shall be payable to such account of the Buyer as the Agent shall from time to time agree in writing, and shall be at the disposal of the Buyer until such time as a Default shall occur and is subsisting and the Security Agent shall direct to the contrary whereupon the Buyer shall forthwith, and the Security Agent may at any time thereafter, instruct the persons from whom such moneys are then payable to pay the same to the Security Agent or as it may direct and any such moneys then in the hands of the Buyer’s agents shall be deemed to have been received by them for the use and on behalf of the Security Agent and the other Secured Creditors;

2.1.2	unless and until a Default shall occur and is subsisting and the Security Agent shall have given notice to the Buyer that the Security Agent intends to enforce its rights under this Deed, the Buyer shall be entitled to exercise all its rights under the Assigned Documents (subject as provided in this Deed) in all respects as if the foregoing assignment had not been made;

2.1.3	the Security Agent shall be under no obligation to implement any of the Assigned Documents unless the Security Agent sees fit to do so;

2.1.4	if the Security Agent sees fit to implement any of the Assigned Documents and if the Security Agent makes any payments in respect of or relating to the Contract (including any payments made by the Security Agent in addition to any such amount or amounts as the Security Agent is obliged to pay pursuant to the terms of the Agreement) all moneys so expended by the Security Agent for the purpose aforesaid shall on demand be repaid by the Buyer to the Security Agent together with interest thereon (as well after as before judgment) at the rate referred to in clause 3.4 of the Agreement from the time of such expenditure until payment (such interest to accrue due from day to day and to be calculated on the basis of actual days elapsed and a year of three hundred and sixty (360) days) and until so repaid shall be charged on the property hereby assigned; and

2.1.5	upon the earlier of (a) the drawdown of the Delivery Advance in respect of the Ship and provided no Default shall have occurred and be continuing and (b) the last day of the Security Period, the Security Agent shall, at the request and cost of the Buyer, re-assign the Assigned Property to the Buyer or as it may direct.

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2.2	Notice of assignment

The Buyer hereby covenants and undertakes with the Security Agent:

2.2.1	forthwith after execution and delivery of this Deed, to give written notice to (i) the Builder and (ii) the relevant Refund Guarantor in respect of the letter of guarantee number , dated and issued by The Korea Development Bank in favour of the Buyer, in each case in the form of the notices set out in schedules 1 and 2 respectively; and

2.2.2	in respect of each Refund Guarantee issued after the date of this Deed, forthwith after its issuance to give written notice to the relevant Refund Guarantor in the form of the notice set out in schedule 2, and, in each such case, to use its best endeavours to procure that each of the Builder and the relevant Refund Guarantor signs and delivers to the Security Agent the form of acknowledgement attached to the relevant notice which it receives promptly by fax copy, with the original to follow.

3	Undertakings

3.1	Positive undertakings

The Buyer hereby undertakes and agrees with the Security Agent that throughout the Security Period it will:

3.1.1	Document of title to the Ship

give irrevocable instructions to the Builder to hold the Ship and the builder’s certificate and any other document of title to the Ship to the order and at the disposal of the Security Agent and ensure that the Builder complies with such instructions;

3.1.2	Performance of Contract

duly and punctually observe and perform all the conditions and obligations imposed on it by the Contract;

3.1.3	Performance by Builder

use its best endeavours to ensure that the Builder observes and performs all conditions and obligations imposed on it by the Contract and take all steps within its power to ensure that the Builder proceeds with the construction of the Ship with due diligence and despatch;

3.1.4	Progress of construction

upon the request of the Security Agent, advise the Security Agent of the progress of construction of the Ship and supply the Security Agent with such other information as the Security Agent may reasonably require and the Buyer may have regarding the Ship and the materials allocated or appropriated to the Ship, the Assigned Documents, the Assigned Property or otherwise relating to the construction of the Ship;

3.1.5	Arbitration under Contract

in the event that any party to the Contract resorts to arbitration as provided in [Article XII] of the Contract, immediately upon becoming aware of the same, notify the Security Agent in writing that such arbitration has been initiated, advise the Security Agent in writing of the

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identity of the appointed arbitrators and upon termination of the arbitration notify the Security Agent in writing to that effect and supply the Security Agent with a copy of the arbitration award and, if not in English, a certified English translation thereof;

3.1.6	Enforcement of Buyer’s rights

do or permit to be done each and every act or thing which the Security Agent may from time to time require to be done for the purpose of enforcing the Buyer’s rights under or pursuant to the Assigned Documents and allow the name of the Buyer to be used as and when required by the Security Agent for that purpose; and

3.1.7	Notification of rejection of Ship etc.

if either the Builder or any Refund Guarantor or (with the prior written consent of the Security Agent given pursuant to clause 3.2) the Buyer cancels, rescinds, repudiates or otherwise terminates any of the Assigned Documents or (with the prior written consent of the Security Agent given pursuant to clause 3.2) rejects the Ship or purports to do so or if the Ship shall become a Total Loss or partial loss or shall be damaged, notify the Security Agent immediately upon becoming aware of the same.

3.2	Negative undertakings

The Buyer hereby further undertakes and agrees with the Security Agent that throughout the Security Period it will not without the previous consent in writing of the Security Agent (and then only subject to such conditions as the Security Agent may impose):

3.2.1	Disposals

sell, assign or otherwise dispose of or create or grant or permit to subsist any Encumbrance over, or relating to, any of the Assigned Property other than this Deed;

3.2.2	Sale

sell or agree to sell the Ship or any share or interest therein, subject as permitted under clause 4.3.4 of the Agreement;

3.2.3	Creation of Encumbrances

create or agree to create or permit to subsist any Encumbrance over the Ship (or any share or interest therein) other than Encumbrances created or to be created pursuant to this Deed or the Agreement;

3.2.4	Variation of Refund Guarantees; releases and waivers of Refund Guarantees agree to any variation of any Refund Guarantee or release any Refund Guarantor from any of its obligations under any Refund Guarantee issued by it or waive any breach of any Refund Guarantor’s obligations thereunder or consent to any such act or omission of any Refund Guarantor as would otherwise constitute such breach;

3.2.5	Variations of Contract; releases and waivers of Contract

agree to any material variation of the Contract or agree to any substantial variation of the specification of the Ship (and for the purpose of this paragraph (a) any such variation which, together with any previous or subsequent variations, will lead to the fixed price of the Ship (namely, $90,750,000) being altered by an amount greater than five per cent (5%) of the said fixed price or (b) any such variation which will alter the intended type and commercial use of the Ship or alter the milestones for payment, will constitute a material variation of the Contract or (as the case may be) a substantial variation of the specifications of the Ship) or release the Builder from any of its obligations under the Contract or waive any breach of the Builder’s obligations thereunder or consent to any such act or omission of the Builder as would otherwise constitute such breach;

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3.2.6	Delays

without prejudice to clause 3.2.5, agree to any variation of the Contract or the specification of the Ship which would delay the time for delivery of the Ship by more than ninety (90) days after the scheduled delivery date thereof as at the date of this Deed;

3.2.7	Assignment of Earnings

assign or agree to assign otherwise than to the Security Agent the future earnings of the Ship or any part thereof except pursuant to the Ship Security Documents relevant to the Ship; and

3.2.8	Rejection and cancellation

either exercise or fail to exercise any right which the Buyer may have to reject the Ship or cancel or rescind or otherwise terminate the Contract provided always that any such rejection of the Ship or cancellation, rescission or other termination of the Contract by the Buyer after such consent is given shall be without responsibility on the part of the Security Agent who shall be under no liability whatsoever to the extent that such rejection, rescission, cancellation or termination is thereafter adjudged to constitute a repudiation or other breach of the Contract by the Buyer.

4	Continuing security and other matters

4.1	It is declared and agreed that:

4.1.1	Continuing security

the security created by this Deed shall be held by the Security Agent as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions in the Security Documents contained, express or implied and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Buyer or any other person who may be liable to the Secured Creditors in respect of the Outstanding Indebtedness or any part thereof and the Security Agent or the Secured Creditors or any of them);

4.1.2	Security additional

the security so created shall be in addition to, and shall not in any way prejudice or affect and may be enforced by the Security Agent without prior recourse to the security created by any of the other Security Documents or by any deposit of documents, or any guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Security Agent or any Secured Creditor, or any right or remedy of the Security Agent or any Secured Creditor thereunder and shall not in any way be prejudiced or affected thereby or by the invalidity or unenforceability thereof, or by the Security Agent or any Secured Creditor releasing, modifying or refraining from perfecting or enforcing any of the same, or granting time or indulgence or compounding with any person liable;

4.1.3	Rights additional

all the rights, remedies and powers vested in the Security Agent hereunder shall be an addition to, and not a limitation of, any and every other right, power or remedy vested in the Security Agent or any Secured Creditor under the Agreement, this Deed, the other Security Documents or at law and that all the powers so vested in the Secured Creditors and/or the Security Agent may be exercised from time to time and as often as they may deem expedient;

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4.1.4	No enquiry

the Security Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Security Agent or to which the Security Agent may at any time be entitled under this Deed; and

4.1.5	No liability

the Buyer shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Buyer to perform its obligations in respect thereof.

5	Powers of Security Agent

5.1	Protective action

The Security Agent shall, without prejudice to its other rights, powers and remedies hereunder or under any of the other Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and all Expenses attributable thereto shall be payable by the Buyer on demand.

5.2	Remedy of defaults

Without prejudice to the provisions of clause 5.1 or the generality of the powers and remedies vested in the Security Agent by virtue of the assignment herein contained, upon the happening of any Event of Default (whether or not the Agent shall have given any notice in accordance with the provisions of clause 10.2 of the Agreement), the Security Agent shall become forthwith entitled, as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee of the Assigned Property (whether at law, by virtue of this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

5.2.1	to implement the Contract and take delivery and possession of the Ship as the Security Agent may see fit;

5.2.2	to agree with the Builder to determine the Contract on such terms and conditions as the Security Agent and the Builder may mutually agree;

5.2.3	to assign all the Assigned Property or to sell the Ship on or after its delivery under the Contract or otherwise and upon such terms (including free of or subject to any charter) as the Security Agent shall in its absolute discretion determine and with power, where the Security Agent purchases the Ship and/or takes an assignment of the Assigned Property, to make payment of the price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 6.1;

5.2.4	to undertake the further supervision of the construction of the Ship;

5.2.5	to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising in respect of the Assigned Property or any part thereof and moneys payable to the Buyer or any damages recoverable by the Buyer under the Assigned Documents in connection therewith and to take over or institute (if necessary using the name of the Buyer) all such proceedings in connection therewith as the Security Agent in its absolute discretion thinks fit;

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5.2.6	to implement the Refund Guarantees or any of them and to agree with any of the Refund Guarantors any compromise of the obligations of such Refund Guarantor or grant any release or discharge of such Refund Guarantor;

5.2.7	following delivery of the Ship to manage, insure, maintain and repair the Ship and to employ, sail or lay up the Ship in such manner and for such period as the Security Agent, in its absolute discretion, deems expedient, accounting only for net profits arising from any such employment; and

5.2.8	to recover from the Buyer on demand all Expenses incurred or paid by the Security Agent in connection with the exercise of the powers (or any of them) referred to in this clause 5.2.

5.3	Event of Default

At any time after the happening of any Event of Default which is subsisting (whether or not the Agent shall have given any notice in accordance with the provisions of clause 10.2 of the Agreement), the Security Agent shall be entitled to exercise its powers of assignment and sale hereunder in such manner and at such times as the Security Agent in its absolute discretion may determine and the Security Agent shall not in any circumstances be answerable for any loss occasioned by such sale or resulting from postponement thereof unless such loss is caused by the Security Agent’s gross negligence and/or wilful misconduct.

5.4	No enquiry by purchaser

Upon any assignment or sale of the Contract and/or the Ship or any share therein or part thereof pursuant to this Deed the purchaser shall not be bound to see or inquire whether the Security Agent’s power of assignment or sale has arisen and the assignment or sale shall be deemed to be within the power of the Security Agent and the receipt of the Security Agent for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

5.5	Security Agent’s rights

The Buyer covenants and undertakes with the Security Agent to do or permit to be done each and every act or thing which the Security Agent may from time to time require to be done for the purpose of enforcing the Security Agent’s rights under this Deed and to allow its name to be used as and when required by the Security Agent for that purpose.

6	Application of moneys

6.1	Application

All moneys received by the Security Agent in respect of;

6.1.1	any payment under any of the Refund Guarantees;

6.1.2	from the Builder under the Contract (including sums arising from any arbitration award);

6.1.3	the assignment, sale or other disposal of the Assigned Property or the Ship on enforcement of its rights hereunder;

6.1.4	(if the Ship is delivered to the Security Agent (or its nominee)) freights and other earnings of the Ship until the sale or loss of the Ship after such delivery;

6.1.5	the determination, cancellation or rescission or other termination of the Contract;

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6.1.6	such collections, recoveries or compromises as are referred to in clause 5.2.5; or

6.1.7	otherwise in respect of the Assigned Property,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 13.1 of the Agreement.

6.2	Shortfall

In the event that on application in accordance with clause 6.1, the moneys so applied are insufficient to pay in full the whole of the Outstanding Indebtedness, the Security Agent and/or the Secured Creditors shall be entitled to collect the shortfall from the Buyer or any other person liable for the time being therefor.

7	Remedies cumulative and other provisions

7.1	No waiver

No failure or delay on the part of the Security Agent to exercise any right, power or remedy vested in it under the Security Documents or any of them shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Security Agent to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy. Nor shall the giving by the Security Agent of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Security Agent to withhold or give consent to the doing of any other similar act. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

7.2	Delegation

The Security Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 9) in such manner, upon such terms and to such persons as the Security Agent in its absolute discretion may think fit.

7.3	Security Agent as assignee

The Security Agent shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as assignee of the Assigned Property (whether at law, under this Deed or otherwise).

8	Costs and indemnity

8.1	Costs

The Buyer shall pay to the Security Agent on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges together with any value added tax or similar tax payable in respect thereof) incurred by the Security Agent in connection with the enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of this Deed.

8.2	Indemnity

The Buyer hereby agrees and undertakes to indemnify the Security Agent against all losses, actions, claims, expenses, demands, obligations and liabilities whatsoever and whensoever arising which may now or hereafter be incurred by or threatened or brought against it, or

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incurred by any manager, agent, officer or employee for whose liability, act or omission the Security Agent may be answerable in respect of, in relation to, or in connection with, anything done or omitted in the exercise of, or purported exercise of, the powers contained in this Deed or the implementation of the Assigned Documents, or in respect of the design, construction, equipment or use or operation of the Ship or otherwise in connection herewith or with any part of the Assigned Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in any of the Security Documents unless such losses, claims, expenses, liabilities and obligations are caused by the Security Agent’s gross negligence and/or wilful misconduct.

9	Attorney

9.1	Power of attorney

By way of security, the Buyer hereby irrevocably appoints the Security Agent to be its attorney generally for and in the name and on behalf of the Buyer and as the act and deed or otherwise of the Buyer to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things including, without prejudice to the generality of the foregoing, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Assigned Documents including all amounts already paid by the Buyer to the Builder pursuant to the Contract, to endorse any cheques or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Security Agent may seem to be necessary or advisable to execute and deliver a bill of sale of the Ship and generally to do any and all such things as the Buyer itself could do in relation to the property hereby assigned which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Buyer ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Security Agent may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Security Agent until the happening of any Default which is subsisting.

9.2	Dealings with attorneys

The exercise of such power by or on behalf of the Security Agent shall not put any person dealing with the Security Agent upon any enquiry as to whether any Default has happened, nor shall such person be in any way affected by notice that no such event has happened, and the exercise by the Security Agent of such power shall be conclusive evidence of its or his right to exercise the same.

9.3	Filings

The Buyer hereby irrevocably appoints the Security Agent to be its attorney in the name and on behalf of the Buyer and as the act and deed or otherwise of the Buyer to agree the form of and to do and execute all deeds, instruments, acts and things to file, record, register or enrol this Deed which the Security Agent may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

10	Further assurance

The Buyer hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the reasonable opinion of the Security Agent may be necessary or desirable for the purpose of more effectually assigning the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

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11	Assignment

Subject to clause 5, the provisions of clause 15 of the Agreement shall apply mutatis mutandis in respect of any assignment of rights or transfer of obligations under this Deed and the rights of each of the Buyer and the Security Agent to effect any assignment of rights or transfer of obligations under this Deed.

12	Notices

The provisions of clauses 17.1 and 17.2 of the Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed save that references therein to the “Borrowers or any of them” shall be construed for the purposes of this Deed as references to the “Buyer”.

13	Law and jurisdiction

13.1	Law

This Deed is governed by, and shall be construed in accordance with, English law.

13.2	Submission to jurisdiction

For the benefit of the Security Agent, the Buyer hereby irrevocably agrees that any legal action or proceedings arising out of or in connection with this Deed against the Buyer or any of its assets may be brought in the English courts or in the courts of any other jurisdiction chosen by the Security Agent, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Buyer irrevocably and unconditionally submits to the jurisdiction of such courts, and irrevocably designates, appoints and empowers [—] at present of [—], England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Buyer in any other court of competent jurisdiction nor shall the taking of proceedings by the Security Agent in any one or more jurisdictions preclude the taking of proceedings by the Security Agent in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Buyer may have against the Security Agent arising out of or in connection with this Deed.

13.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed by way of deed the day and year first above written.

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Schedule 1

Form of notice of assignment of Contract and acknowledgement

To:	Samsung Heavy Industries Co., Ltd. Samsung Life Insurance Seocho Tower 1321-15 Seocho-Dong Seocho-Gu Seoul Korea

[—] 2008

Dear Sirs

Hull No. [—] [—] (the “Ship”)

We refer to the shipbuilding contract dated 16 April 2008 made between ourselves, [Fontvieille Shipholding Limited] [Moneghetti Shipholding Limited] (the “Buyer”), and you, Samsung Heavy Industries Co., Ltd. (the “Builder”), as amended by an addendum No. 1 dated 16 April 2008 and as may be further amended and supplemented from time to time (together the “Contract”), whereby the Builder agreed to design, build, launch, equip, complete, sell and deliver to the Buyer after completion and successful trials one 158,000 dwt crude oil tanker currently known as [—] [—] and the Buyer agreed to purchase and take delivery of the same.

NOW WE HEREBY GIVE YOU NOTICE:

1	that by a deed of assignment (the “Assignment”) dated [—] 2008 and made between the Buyer and BNP Paribas (Suisse) SA of Switzerland acting as security agent and trustee for itself and certain other banks and financial institutions (the “Security Agent”), the Buyer has assigned to the Security Agent all its beneficial interests and all its benefits, right and title in, to and under the Contract but the Buyer continues to be responsible to the Builder for performance of the Buyer’s obligations thereunder;

2	that the Builder is irrevocably authorised and instructed:

(a)	to hold the Ship to the order and at the disposal of the Security Agent (subject only to any lien of the Builder as builder for moneys due to it under the Contract);

(b)	to hold the builder’s certificate and any other document of title to the Ship to the order and at the disposal of the Security Agent (subject only to any lien of the Builder as builder for moneys due to it under the Contract); and

(c)	to pay to the Security Agent all sums which the Builder may become due to pay to the Buyer under the Contract (including sums arising from an arbitration award); and

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3	that the Assignment includes provisions that:

(a)	the Buyer will not (without the previous consent in writing of the Security Agent (and then only subject to such conditions as the Security Agent may impose)) (i) agree to any material variation of the Contract or any substantial variation of the specification of the Ship or (ii) either exercise or fail to exercise any right which the Buyer may have to reject the Ship or cancel or rescind or otherwise terminate the Contract; and

(b)	the Buyer shall remain liable to perform all its obligations under the Contract and the Security Agent shall be under no obligation of any kind in respect thereof.

The Security Agent has agreed that, until such time as the Security Agent may give notice to the contrary, the Buyer or any representative appointed by the Buyer pursuant to Article [IV.2] of the Contract may continue to superintend the building of the Ship. On such notice being given the Security Agent may (inter alia) exercise such right to superintend. This letter does not of course affect the Builder’s right to be paid by the Buyer for alterations, additions, extra work and materials required or directed by the Buyer in accordance with the terms of the Contract prior to such notice being given to the Builder by the Security Agent.

The authority and instructions contained in this letter cannot be revoked or varied without the Security Agent’s consent.

Please acknowledge receipt of this notice and confirm your agreement in relation to the matters stated above by signing the enclosed acknowledgement and return it direct to the Security Agent at the address shown, with a copy to us.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully

Attorney-in-fact
For and on behalf of
[FONTVIEILLE SHIPHOLDING LIMITED]
[MONEGHETTI SHIPHOLDING LIMITED]

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Acknowledgement and undertaking

To:	BNP Paribas (Suisse) SA Place de Hollande 2 P.O. Box Ch-1211 Geneva 11 Switzerland

We acknowledge notice of the fact that [Fontvieille Shipholding Limited] [Moneghetti Shipholding Limited] (the “Buyer”) has by a deed of assignment (the “Assignment”) dated [—] 2008 assigned to you all its beneficial interest and all its benefits, right and title in, to and under the shipbuilding contract dated 16 April 2008 made between each of (a) the Buyer and (b) ourselves, Samsung Heavy Industries Co., Ltd. (the “Builder”), as amended by an addendum No. 1 dated 16 April 2008 and as it may be further amended and supplemented from time to time (the “Contract”), for the construction, sale and purchase of Hull No. [—] [—] (the “Ship”) but that, until such time as you may give notice to us to the contrary, the Buyer or any representative appointed by the Buyer pursuant to Article IV.2 of the Contract may continue to superintend the building of the Ship and our right to be paid by the Buyer for alterations, additions, extra work and materials required or directed by the Buyer in accordance with the terms of the Contract prior to such notice being given by you shall not be affected.

In accordance with authority and instructions given to us by the Buyer which cannot be revoked or varied without your consent, and in consideration of your making available finance to the Buyer to assist in payment of the purchase price of the Ship, we hereby undertake:

1	to hold the Ship and the builder’s certificate and any other documents of title to the Ship to your order and disposal free from any claim which we may have against the Buyer except our lien as Builder in respect of money due to us under the Contract;

2	to pay to you all sums which we may become due to pay to the Buyer under the Contract including sums arising from an arbitration award;

3	that should default be made by the Buyer in the due payment of any instalment or instalments of the purchase price or should the Buyer commit any other default by reason whereof we claim a right to terminate the Contract, we shall forthwith give you notice in writing of such default; and

4	that before exercising any option or right accruing to us on any such default including, without limitation, any right of the Builder to sell the Ship, we shall first give you the option (to be exercised within twenty one (21) days) of you, or your nominee, making good the default and assuming all the Buyer’s liabilities under the Contract.

We confirm that we have received no notice of any other assignment, charge or disposal by the Buyer of the Contract or the Ship and we hereby agree not to consent or agree to any other assignment of the Contract without your prior written consent and to advise you forthwith of any such attempted assignment, change or disposal by the Buyer of the Contract or the Ship.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully

[Attorney-in-fact]
For and on behalf of
SAMSUNG HEAVY INDUSTRIES CO., LTD.

Dated: [—] 2008

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Schedule 2

Form of notice of assignment of Refund Guarantees and acknowledgement

To:	The Korea Development Bank Corporate Banking Dept. 1 16-3, Yeonido-dong, Yeongdeungpo-gu Seou 150-973 Korea

[—] 2008

Dear Sirs

We refer to the letter of guarantee dated [—] no. [—] (the “Refund Guarantee”) issued by you in respect of the refund obligations of Samsung Heavy Industries Co., Ltd. (the “Builder”) under a shipbuilding contract dated 16 April 2008 made between (a) ourselves, [Fontvieille Shipholding Limited] [Moneghetti Shipholding Limited] and (b) the Builder, as the same has been amended by an addendum No. 1 dated 16 April 2008 and as may be further amended and supplemented from time to time (together the “Contract”), for the construction, sale and purchase of Hull No. [—] [—].

NOW WE HEREBY GIVE YOU NOTICE:

1	that by a deed of assignment (the “Assignment”) dated [—] 2008 and made between ourselves and BNP Paribas (Suisse) SA of Switzerland, acting as security agent and trustee for itself and certain other banks and financial institutions (the “Security Agent”), we have assigned to the Security Agent all our beneficial interest and all our benefits, right and title in, to and under the Refund Guarantee and in all moneys payable by you to us under the Refund Guarantee including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Refund Guarantee;

2	that you are hereby irrevocably authorised and instructed to hold the Refund Guarantee to the order and at the disposal of the Security Agent and to pay to the Security Agent all sums which you may become due to pay to us under the Refund Guarantee; and

3	that the Assignment includes provisions that we will not, without the previous consent in writing of the Security Agent (and then only subject to such conditions as the Security Agent may impose) agree to any variation of the Refund Guarantee or release you from any of your obligations thereunder or waive any breach of your obligations thereunder or consent to any such act or omission as would otherwise constitute such breach.

The authority and instructions contained in this letter cannot be revoked or varied without the Security Agent’s consent.

Please acknowledge receipt of this notice and confirm your agreement in relation to the matters stated above and that the Refund Guarantee remains in full force and effect by signing the acknowledgement endorsed on the enclosed duplicate of this notice and returning that duplicate direct to the Security Agent at the address shown, with a copy to us.

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This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully

Attorney-in-fact
For and on behalf of
[FONTVIEILLE SHIPHOLDING LIMITED]
[MONEGHETTI SHIPHOLDING LIMITED]

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[on duplicate]

To:	BNP Paribas (Suisse) SA Place de Hollande 2 P.O. Box Ch-1211 Geneva 11 Switzerland

We hereby acknowledge receipt of the notice above and agree to act in accordance with the authority and instructions given to us in that notice.

We confirm that we have received no notice of any other assignment, charge or disposal by the Buyer of the Refund Guarantee.

This letter is governed by, and shall be construed in accordance with, English law.

For and on behalf of
THE KOREA DEVELOPMENT BANK

[—]

Dated: [—]

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
[FONTVIEILLE SHIPHOLDING LIMITED]	)	Attorney-in-Fact
[MONEGHETTI SHIPHOLDING LIMITED]	)
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
BNP PARIBAS (SUISSE) SA	)	Attorney-in-Fact
in the presence of:	)

Witness
Name:
Address:
Occupation

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Schedule 8

Form of Trust Deed

THIS DECLARATION OF TRUST made by BNP PARIBAS (SUISSE) SA (the “Security Agent”) is made on [—] 2008 and is supplemental to (and made pursuant to the terms of) a loan agreement dated [—] 2008 (the “Agreement”) and made between (1) Fontvieille Shipholding Limited and Moneghetti Shipholding Limited as joint and several Borrowers, (2)) BNP Paribas (Suisse) SA as Arranger, Agent and Account Bank, (3) the Security Agent and (4) the banks and financial institutions mentioned in schedule 1 to the Agreement as the Banks. Words and expressions defined in the Agreement shall have the same meaning when used in this Deed.

NOW THIS DEED WITNESSETH as follows:

1	The Security Agent hereby acknowledges and declares that, from the date of this Deed, it holds and shall hold the Trust Property on trust for certain of the other Creditors on the terms and basis set out in the Agreement.

2	The declaration and acknowledgement contained in paragraph 1 above shall be irrevocable.

IN WITNESS whereof the Security Agent has executed this Deed the day and year first above written.

EXECUTED as a DEED	)
by	)
for and on behalf of	)
BNP PARIBAS (SUISSE) SA	)	Authorised Signatory
as Security Agent	)

SIGNED by	)
for and on behalf of	)

FONTVIEILLE SHIPHOLDING LIMITED	)	Attorney-in-fact
as Borrower	)

SIGNED by	)
for and on behalf of	)

MONEGHETTI SHIPHOLDING LIMITED	)	Attorney-in-fact
as Borrower	)

SIGNED by	)
for and on behalf of	)

BNP PARIBAS (SUISSE) SA	)	Attorney-in-fact
as Arranger, Agent, Security Agent, Account Bank and Bank	)

SIGNED by	)

and by	)	Attorney-in-fact
for and on behalf of	)
ALPHA BANK S.A.	)

as Bank	)	Authorised Signatory

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